SB-2A AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 19, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                     TRANSMERIDIAN EXPLORATION INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                         1311                  76-0644935
(State or Other Jurisdiction      (Primary Standard        (I.R.S. Employer
          of                         Industrial          Identification Number)
     Incorporation or            Classification Code)
      Organization)

                                             Bruce Falkenstein, Vice President
                                                  and Assistant Secretary
   11811 North Freeway, Suite 500,             11811 North Freeway Suite 500,
       Houston, Texas  77060                        Houston, Texas, 77060
          (281) 591-4777                               (281) 591-4777
(Address, Including Zip Code,               (Name, Address, Including Zip Code,
and Telephone Number, Including Area        and Telephone Number, Including Area
Code of Registrant's Executive Offices)     Code, of Agent for Service)

                          Copies of Correspondence to:
                              Joseph Sierchio, Esq.
                             Sierchio & Company, LLP
                              150 East 58th Street
                            News York, New York 10155
                                 (212) 446-9500

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

----------
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Title Of Each Class Of                 Number of          Proposed          Proposed            Amount of
Securities To                          Shares To Be       Maximum           Maximum             Registration
Be Registered                          Registered         Offering Price    Aggregate           Fee (5)
                                                          Per Share         Offering Price
------------------------------------------------------------------------------------------------------------
Common Stock, $.006 par value (1)        8,809,500          $2.00           $17,619,000
------------------------------------------------------------------------------------------------------------
Common Stock (2)                        15,615,000          $2.00            31,230,000
------------------------------------------------------------------------------------------------------------
Common Stock (3)                         1,500,000          $2.00             3,000,000
------------------------------------------------------------------------------------------------------------
Common Stock (4)                         1,375,500          $2.00             2,751,000
------------------------------------------------------------------------------------------------------------
Total                                   27,300,000          $2.00           $54,600,000           $13,650
------------------------------------------------------------------------------------------------------------

(1) We are offering 8,809,500 shares directly.

(2) These shares are being registered on behalf of certain unaffiliated shareholders who purchased these shares from us in a private placement.

(3) These shares are issuable upon conversion of our Convertible Series B Preferred Shares.

(4) These shares are issuable upon exercise of outstanding warrants having an exercise price of $1.00 per share.

(5) Calculated in accordance with Rule 457(c) under the Securities Act of 1933. $12,000 was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     This registration statement relates to the registration of a total of 27,300,000 shares of our common stock. Of this amount, 8,809,500 are being registered for sale directly by us. The balance of 18,490,500 are being registered by certain of our shareholders. The shareholders may not sell any shares until 120 days from the effective date of the registration statement. The following sections in the selling shareholder prospectus will differ from ours:

     Cover Page of Prospectus                             Different
     Table of Contents                                    Different
     Prospectus Summary                                   Different
     Use of Proceeds                                      Different
     Arbitrary Determination of Offering Price            Deleted
     Dilution                                             Deleted
     Capitalization                                       Deleted
     Registered shareholders                              New
     Plan of Distribution                                 Different

     Otherwise, the prospectus to be used by the registered shareholders will be identical to ours. To the extent different, the sections of the Selling Shareholder Prospectus have been included, immediately following our Financial Statements.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                     Subject to Completion, October 19, 2001

                     TRANSMERIDIAN EXPLORATION INCORPORATED

                        8,809,500 SHARES OF COMMON STOCK

                           --------------------------


     This is our initial public offering. We are offering to sell up to 8,809,500 shares of our common stock at a price of $2.00 per share on a direct, no minimum basis. This means that the proceeds from the offering will not be kept in an escrow account pending completion of this offering. We will use the proceeds, as discussed in the prospectus, as we receive them. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. This is a direct, no minimum offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our principal executive officers and directors. There is no active trading market for our common stock. We have arbitrarily determined our offering price based upon a valuation of an independent engineering evaluation of the known producible reserves in the field vs. the number of shares of stock we may have outstanding after this offering. ie.$149,456,482 value of reserves vs. 69,502,929 shares is approximately $2.00 per share. This initial offering price may not necessarily bear any relationship to our ability to realize the value of our reserves, earnings, book value or any other objective standard of value.

     We have also registered a total of 18,490,500 shares for our unaffiliated shareholders by separate prospectus commencing immediately upon termination of our offering but not later than 120 days from the date of this prospectus. Although we have paid the expense of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the registered shareholders if any, with the exception of the proceeds, if any, from the exercise of warrants.

There is no public market for our common stock nor can we give you any assurance that such a market will in fact develop following completion of our offering.

--------------------------------------------------------------------------------
                 Price to Public    Estimated                Net Proceeds to Us
                                    Offering Expense
--------------------------------------------------------------------------------
Per Share        $2.00              $.03                     $1.97
--------------------------------------------------------------------------------
Total            $17,619,000        $150,000                 $17,469,000
--------------------------------------------------------------------------------

    See  "Risk Factors" beginning on page 7 for a discussion of material issues to consider before making an investment decision regarding the purchase of our common stock.
                              --------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is [ ], 2001.

                                TABLE OF CONTENTS

Prospectus Summary...........................................................5
Risk Factors.................................................................7
Cautionary Note Regarding Forward-Looking Statements .......................13
Use of Proceeds.............................................................14
Arbitrary Determination of Offering Price...................................15
Dividend Policy.............................................................15
Dilution....................................................................15
Capitalization..............................................................16
Our Business and Properties.................................................17
Management Discussion of Plan of Business in 2001...........................30
Directors and Executive Officers............................................36
Executive Compensation .....................................................38
Security Ownership of Certain Beneficial Owners and Management..............39
Market for Our stock........................................................40
Description of Capital Stock................................................40
Antitakeover Effects of Delaware Law
and Amended/Restated Cert. of Incorp & Bylaws...............................41
Limitation of Liability and Indemnification Matters.........................42
Transfer Agent and Registrar................................................42
Shares Eligible for Future Sale.............................................42
Plan of Distribution .......................................................43
Legal Matters ..............................................................44
Experts.....................................................................44
Independent Petroleum Engineers.............................................44
Where You Can Find Additional Information...................................44
Glossary of Oil and Natural Gas Terms.......................................45
Index to Financial Statements...............................................56
Financial Statements....................................................F1-F12
Report of Independent Petroleum Engineers...................................68

                               PROSPECTUS SUMMARY


     This summary highlights selected material information from the prospectus., We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

     Unless the context otherwise requires, references to "Transmeridian", "TMEI", "we", "us", and "our", refer to Transmeridian Exploration, Inc. We have provided definitions for some oil and natural gas industry terms used in the prospectus in "Glossary of Oil and Natural Gas Terms" beginning on page 42 which you may find helpful in reading this prospectus.

Transmeridian Exploration Incorporated

     We are an independent energy company established to acquire and develop identified and underdeveloped hydrocarbon reserves in the region of the former Soviet Union known as the Confederation of Independent States ("CIS") and more particularly the Caspian Sea region, based in part on our management's experience and business relationships in the area. Our Chairman, President and Vice President of Exploration have a total of 15 years of experience working in the Kazakhstan area. (Refer to their bios in Directors and Executives page 36) We target opportunities with proved and potential oil and natural gas reserves at below international finding cost rates. We currently have one project under development. The project (which is referred to in this prospectus at times as the "Kazakhstan Property" or the "South Alibek Field") is located in the Caspian Region of western Kazakhstan, and is situated near pipelines and railroads and oil field infrastructure. The proximity to existing infrastructure for exportation of oil and gas, which reduces associated costs as well as reduces the time needed to place wells on production, will be an important factor in our acquisition of any additional properties.

Our Corporate and Field Offices

     In addition to our corporate headquarters at 11811 North Freeway, Suite 500, Houston, Texas 77060, we have a branch office at 157 Dzhumaliev str. office 7,8,9 Almaty, Kazakhstan and a branch office in Aktobe, Kazakhstan, Gaziza Zhubanova Street, 50 "A". Our Houston telephone number is (281) 591-4777, and our website is www.tmei.com.

Our Reserves

     As at December 31, 2000 we had estimated net proved reserves of 17,212,772 barrels of oil and 3.391 MMCF ( million cubic feet) with a net present value at 10% (before taxes) of $149,456,482 and a standardized measure of $105,349,000 (after tax) as measured on December 31, 2000. Of these reserves, 5,675,781 barrels of oil and 1,118 MMCF were classified as proved developed non-producing. In April of 2001 we acquired an additional 1,012,516 barrels of net proved reserves as a result of our acquisition of a third party's interest. (See Tracer Page 27)(See Glossary NPV and Standardized Measure).

Our Growth Strategy

     Our long term strategy is to develop a continuous stream of commercial production from our Kazakhstan Property. We then will be poised to continue the growth of our assets with the possible acquisition of similar properties in the region.

We intend to finance this initial development through a financial plan based upon, but not limited to:

     o  Funds generated from production

     o  Crude oil forward purchase contracts

     o  Joint Venture arrangements

     o  Sale of Equity

     o  Bank Loans

The Offering

o  Common stock offered by us           8,809,500 shares at a price of $2.00 per
                                        share. The purchase price of $2.00 per
                                        share was arbitrarily determined by us.

o  Common stock to be outstanding
   upon completion of the offering      69,502,929 shares. *


o  Term of offering                     We will offer the shares for sale for a
                                        period of up to 120 days from the date
                                        of the prospectus.

* This does not include 1,500,000 shares issuable upon conversion of our Convertible Series B Preferred Shares and 1,375,500 shares issuable upon exercise of outstanding warrants.

No Trading Market for Our Common Stock

     There is no trading market for our shares and no assurance can be given that such a market will develop or, if such trading market does develop, that it will be sustained. We have no arrangements or understandings with respect to a possible listing of our securities on any securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.

Use of Proceeds

     Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. Because we are offering the shares on a "direct, no minimum" basis, we cannot represent what percentage of the offered shares we will actually sell. We intend to apply proceeds from the offering, after payment of expenses, for drilling costs of $8,400,000, production facilities of $2,000,000 and the remainder for debt retirement, working capital and overhead. See "Use of Proceeds."

                                  RISK FACTORS


     You should carefully consider the following risk factors before you make an investment decision regarding the purchase of our shares. We have separated the risks into three broad categories:


          o    risks relating to our business, properties and industry

          o    risks relating to the offering and ownership of our common stock

          o    risks of war or terrorist acts

             Risks Related to Our Business, Properties and Industry

Exploration and exploitation of oil and natural gas properties are high-risk activities with many uncertainties that could harm our business, financial condition or results of operations.

Our future existence and financial stability will depend on the success of our exploration and production activities. Our activities are subject to numerous risks beyond our control, including the risk that drilling for oil and gas will not result in commercially viable oil or natural gas production. Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations.

Our reserve estimates are dependent on the successful execution of our Financial Plan.

Our reserve estimates are based upon the assumptions contained in the Ryder Scott report which in part call for investment of approximately $10,000,000 in order to fully realize the value of these reserves. We plan to raise the required capital through, but not limited to, the sale of stock, bank loans, commercial financing through crude oil forward purchase contracts and joint ventures with other oil and gas operators.

Our reserve estimates are dependent on many assumptions that may ultimately turn out to be inaccurate.

The reserve data presented in this prospectus represents only estimates. There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves of any category and in projecting future rates of production and timing of development expenditures, which underlie the reserve estimates, including many factors beyond our control. In addition, the estimates of future net cash flows from an independent engineering evaluation of the proved reserves in the field and their present value are based upon various assumptions about future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from the assumptions could result in the actual quantity of our reserves and future net cash flows from them being materially different from the estimates. In addition estimated reserves may be subject to downward or upward revision based upon production history, results or future exploration and development, prevailing oil and gas prices, operating and development costs and other factors. Please read "Our Business and Property - Oil & Natural Gas Reserves" for a discussion of our proved oil and gas reserves.

All of our reserves and future estimated production originates from one property. Because of this concentration, any production or delivery problems or inaccuracies in reserve estimates related to this property could impact our potential revenues and cash flow.

The South Alibek Field is the only field where we have the possibility of establishing commercial production. If mechanical problems, storms, work stoppages, or any other events occur to curtail a substantial portion of this production, our revenue and cash flow would be affected adversely. One hundred percent of an independent engineering evaluation of the known producible reserves in the field are attributable to this property. If the actual reserves associated with this property are less than our estimated reserves, our business, financial condition or results of operations would be adversely affected.

Drilling for oil and natural gas are high-risk activities with many uncertainties that could harm our business, financial condition or results of operations.

Our cost of drilling, completing and operating wells is often uncertain before operations begin. Cost overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling and production operations, including the following:

o    pressure or irregularities in geological formations;

o    shortages or delays in obtaining equipment and qualified personnel;

o    equipment failures or accidents;

o    adverse weather conditions, such as winter snow storms;

o labor unrest and strikes which prevent transportation of product or the importation of equipment;

o    title or licensing problems;

o    compliance with governmental requirements and permits;

o    limitations in the market for oil and natural gas;

o    difficulty in enforcing contracts;

o    capital market conditions and availability of financing;

o    technical problems; and

o    political and economic stability of the countries in which we operate.

Since we have limited financial resources the occurrence of any one or more of these events will place severe strains on our available capital resources.

Producing oil and natural gas are high-risk activities with many uncertainties that could harm our business, financial condition or results of operations.

Our oil and natural gas exploration and production activities are subject to all the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

o environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

o    abnormally pressured formations;

o mechanical difficulties, stuck oilfield drilling and service tools and casing collapse;

o    fires and explosions;

o    personal injuries and death; and

o    natural disasters.


Failure to timely and economically transport our production will adversely effect our ultimate profitability.

         Currently our production is trucked to the railroad terminals in the general area of the field. The crude is then loaded on rail tank cars and sold on FOB terms with destinations to Finland or the Black Sea ports for export, or local refineries within Kazakhstan. Transporting crude by truck is considered as a temporary measure until we can establish our own pipeline connections to export routes, which will take additional financing. If we do not establish these connections, we will not be able to fully maximize the potential profit from our production.

Once production is commenced on the Kazakhstan Property, unless we replace our oil and natural gas reserves, the reserves and production will decline, which would adversely affect our cash flows and income.

     Unless we conduct successful development, exploitation or exploration activities or acquire properties containing proved reserves, proved reserves will decline as those reserves are produced. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production and therefore, cash flow and income, are highly dependent on success in efficiently developing and exploiting current reserves and economically finding or acquiring additional recoverable reserves. We cannot assure potential investors that we will be able to develop, exploit, find or acquire additional reserves to replace current and future production.

There are risks related to operating oil and natural gas exploration, development, and production operations in Kazakhstan.

     Adverse economic or political developments in Kazakhstan may adversely affect our business. Kazakhstan has been independent from the Soviet Union for only 10 years. Future changes in the political and economic environment in Kazakhstan may adversely affect our business. As a result there is significant potential for social, political, economic and legal instability. See "OUR BUSINESS AND PROPERTIES".

Oil and gas prices historically have fluctuated over the years. A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and other financial commitments.

     The price we receive for our oil and natural gas production are tied to the price of North Sea Brent Crude. North Sea Brent Crude prices fluctuate depending upon several factors such as world demand. Brent crude oil prices have dropped from $25.26 to $24.78 from May 15th to July 31st of this year. These price fluctuations will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relative minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices received for production, and the levels of production, depend on numerous factors beyond our control. These factors include:

o    changes in global supply of and demand for oil and natural gas;

o    the actions of the Organization of Petroleum Exporting Countries, or OPEC;

o    worldwide economic conditions, which affect worldwide demand for energy;

o    the price and quantity of foreign imports;

o political conditions, including embargoes on Iran, or others affecting other oil-production countries;

o    the level of worldwide exploration and production activity;

o    weather conditions;

o    interest rates and the cost of capital

o    technological advances affecting energy consumption;

o    domestic and foreign government regulation, legislation and policies; and

o    the price and availability of alternative fuels.

Reduction in the price of our crude oil will effect not only our revenues and our profitability, but also the value of our reserves.

We may face competition from larger and better financed companies seeking to acquire properties in our sphere of operation.

     The oil and gas industry is highly competitive, and our business could be harmed by competition with other larger and better financed companies. Because oil and gas are fungible commodities, the principal form of competition is price competition. We will maintain the lowest finding and production costs possible to maximize profits. In addition, as an independent oil and gas company, we frequently compete for reserve acquisitions, exploration leases, licenses, concessions and marketing agreements against companies with financial and other resources substantially larger than ours. Many of our competitors have established strategic long term positions and maintain strong governmental relationships in countries in which we may seek entry.

We do not currently maintain insurance against potential losses and unexpected liabilities.

     Losses and liabilities arising from uninsured and underinsured events could material and adversely affect our business, financial condition or results of operations by requiring us to use our capital for purposes other than the continued development of our properties. We will maintain insurance against material casualty losses or liabilities arising from our operations in accordance with customary industry practices and in amounts that we believe to be prudent. We do not presently have such insurance coverage and if a loss occurs we will have to fund the cost of the occurrence from funds generated from operations. Failure to fund such losses could result in termination of operations and relinquishment of the License.

Write-downs of the carrying values of oil and natural gas properties may adversely affect our earnings.

     We employ the "successful efforts" method of determining what costs are capitalized from oil and natural gas investments. Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings, which reduces our equity. We may incur impairment charges in the future, which could have a material effect on its results of operations in the period taken.

Risks Related to The Securities Markets And Ownership of Our Stock.

Our limited operating history will make it difficult for you to judge our prospects.

We have a limited operating history upon which an evaluation of our current business and our prospects can be based. From inception to June 30, 2001, we incurred operating losses of $1,359,732.

The value and transferability of our shares may be adversely impacted by the absence of a trading market for our shares.

     There is no trading market for our shares. There can be no assurance that our common stock will trade following completion of this offering. Absent a trading market for our shares it may be difficult for you to establish a value for the shares you own and it will limit your ability to transfer or sell your shares other than in a private transaction and at negotiated prices.

The value and transferability of our shares may be adversely impacted by the penny stock rules.

     Holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules", which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

     Securities deemed "penny stocks" are subject to additional informational requirements in connection with any trades made in the penny stock. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on the Nasdaq Stock Market system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements, in our opinion, may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Our stock price is arbitrarily determined and does not purport to be a value of the Company.

There is no active trading market for our common stock. We have arbitrarily determined our stock price based upon a valuation of an independent engineering evaluation of the known producible reserves in the field vs. the number of shares of stock we will have outstanding after this offering. ie.$149,456,482 value of reserves vs. 69,502,929 shares is roughly $2.00 per share.

War and Terrorist Acts

War in the area or terrorist acts could disrupt our daily operations and ability to drill for oil, produce oil and transport our oil to market. They can also make it difficult, if not impossible to obtain insurance to cover the losses incurred as a result thereof. Our License area is located in the Republic of Kazakhstan, which is located in Central Asia. The country of Afghanistan is also located in this region.

Our long term liquidity and capital resources are uncertain.

     We have incurred losses for start-up efforts and may continue to incur losses in the future. We sold 4,979 barrels of test production in April of 2001. Even if we get increased cash flow from well #29, we will still need additional capital to fully develop the property. Transmeridian's financial plan to raise the required capital is through but not limited to, the sale of stock, bank loans, commercial financing through crude oil forward purchase contracts and joint ventures with other oil and gas operators.

     If we are unable to generate sufficient operating revenues or raise the required amount of additional capital, our ability to meet our obligations and to continue the expansion of our operations will be adversely affected.

Failure to make payment of the promissory note may require us to forfeit 25% of our stock in Caspi Neft TME.

     Caspi Neft TME and License 1557 was originally acquired for an installment note of $4,000,000, entitled "Share Purchase Agreement", the final balance of which was $1,385,842 as of April 2001. On April 20, 2001 Transmeridian issued a promissory note for $1,000,000 due December 1, 2001, secured by 25% of Caspi Neft TME stock, (the holder of License 1557) and a payment of $385,842 to settle the outstanding debts under the Share Purchase Agreement. Failure to make the payment related to this note could result in the forfeiture of 25% of our stock in Caspi Neft TME and thus we would lose ownership of 25% of our field and reserves.

The Company's Auditors express an Going Concern Opinion.

     Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, we incurred a net loss of $810,548 during the year ended December 31, 2000, and, as of that date, our current liabilities exceeded its current assets by $1,052,234. These factors, among others, including our ability to raise additional funds, as discussed in Note B to the financial statements, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are controlled by our officers, directors and entities affiliated with them.

     In the aggregate, ownership of our shares by management represents approximately 69% of our issued and outstanding shares of common stock as of date of filing. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

Our future performance is dependent on our ability to retain key personnel.

     Our performance is dependent on the performance of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our senior management team. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, results of operations and financial condition. We do not have employment agreements in place with all of our senior management or key employees.

     Our future success also depends on our continuing ability to retain and attract highly qualified technical and managerial personnel. We anticipate that the number of our employees will increase in the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of this job market. We may experience difficulty from time to time in attracting the personnel necessary to support the growth of our business, and there can be no assurance that we will not experience similar difficulty in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of our business could have a material adverse effect upon our business, results of operations and financial condition.

Registration of Shares by Existing Shareholders.

     This prospectus is part of a registration statement pursuant to which we are also registering 18,490,500 shares for certain of our shareholders. These shares will be restricted from trading for a period of 120 days following the effective date of the registration statement. However, thereafter these shares may be sold or traded on any market which may develop for such shares at then prevailing prices or may be sold by them in a private negotiated transaction. The offering of such a large amount of shares may have a negative effect on the price of our stock should a market have developed after the closing of our offering.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events and are based on our management's beliefs, as well as assumptions made by and information currently available to them. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include the words "anticipate," "believe," "budget," "estimate," "expect," "intend," "objective," "plan," "probable" "possible," "potential," "project" and other words and terms of similar meaning in connection with any discussion of future operating or financial performances.

     Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors, including the risks outlined under "Risk Factors," will be important in determining our actual future results, which may differ materially from those contemplated in any forward-looking statements.

     When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made.

     Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as otherwise required by federal securities laws, we are under no duty to update any of the forward looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar "forward looking statements" by existing public companies, does not apply to our offering.

                                 USE OF PROCEEDS

     Since there is no minimum amount to be raised, proceeds from our sale of shares will be available for use by us as the funds are received. All subscriptions that are accepted by us are, subject to any applicable laws, irrevocable. Because we are offering the shares on a direct, no minimum basis, we cannot represent what percentage of the offered shares we will actually sell. We will receive none of the proceeds from the sale of the shares by the registered shareholders (except upon the exercise of the warrants).

     The following table shows our intended application of the use of proceeds as a percentage of the gross proceeds received from a minimum of 10% to a maximum of 100%:

==================================================================================================================
Intended use of proceeds             Proceeds from the offering based on a percentage of shares sold
                                    10%             25%               50%               75%               100%
------------------------------------------------------------------------------------------------------------------
 Proceeds                      $1,761,900        $4,404,750       $8,809,500        $13,214,250       $17,619,000
------------------------------------------------------------------------------------------------------------------
      Use of Proceeds
------------------------------------------------------------------------------------------------------------------
 Drilling wells                   200,000         2,100,000        4,200,000          6,300,000        8,400,000
------------------------------------------------------------------------------------------------------------------
 Facilities                       250,000           250,000          500,000          1,500,000        2,000,000
 Offering Expenses                150,000           150,000          150,000            150,000        150,000
 Debt Retirement                1,000,000         1,000,000        1,000,000          1,000,000        1,000,000
 Working Capital                  161,900           904,750        2,959,500          4,264,250        6,069,000
 Total                         $1,761,900        $4,404,750       $8,809,500        $13,214,250      $17,619,000
==================================================================================================================

     The amounts set forth above represent our best estimate for the use of the net proceeds of this offering in light of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional products and/or market acceptance for our products and services. Any reallocation of the net proceeds of the offering will be made at the discretion of our board of directors but will be a part of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

     Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

     Internally generated funds and funds on hand at the time of the offering, based on historical experience, are expected to be adequate to fund all current debt and provide for our working capital needs for at least the next 12 months. If only the minimum net proceeds of 10% are received. We could extend this timeframe for the next 24 months. If the maximum proceeds of 100% are received we could also provide for our capital budget needs during that time.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

     There is no active trading market for our common stock. We have arbitrarily determined our offering price based upon a valuation of an independent engineering evaluation of the known producible reserves in the field vs. the number of shares of stock we may have outstanding after this offering. ie.$149,456,482 value of reserves vs. 69,502,929 shares is approximately $2.00 per share. This initial offering price may not necessarily bear any relationship to our ability to realize the value of our reserves, earnings, book value or any other objective standard of value. Among the other factors considered by us in determining the initial offering price were:

*    market conditions;

*    the necessary proceeds to be raised by the offering;

* the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present shareholders; and

*    the amount of our estimated reserves.

*    oil industry conditions.

*    the value of our estimated reserves.

                                 DIVIDEND POLICY

     We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future. Holders of our common stock are entitled to dividends when and if, declared by our board of directors after payment of all preferred dividends in arrears. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                    DILUTION

     The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

     Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At June 30, we had a net tangible book value of $5,277,117 or $0.09 per share.

     After giving effect to the sale of the 8,809,500 shares being offered at an initial public offering price of $2.00 per share and after deducting estimated expenses of this offering ($150,000), our adjusted net tangible book value at June 30, 2001 after the offering would have been $22,746,117 or $0.33 per share, representing an immediate increase in net tangible book value of $0.24 per share to the existing shareholders and an immediate dilution of $1.67 or 84% per share to new investors.

     From its inception, Transmeridian has sold 41,300,000 shares of common stock to its founders at a price of $0.0006, has issued 5,632,000 to consultants and service providers at average price of $0.155, has sold 270,000 shares to family and friends at an average price of $0.40 and 12,315,000 shares to unaffiliated non U.S. investors for an average price of $0.37 and 3,300,000 to unaffiliated non-U.S. investors at an average price of $0.70.

     The additional 18,490,500 shares included in this registration for our existing shareholders will have no dilutive effect if and when sold by them, because they are already included as issued and outstanding common stock. However, if sold, such sales may adversely effect the market price, if any of our stock.

     The following table illustrates the above information with respect to dilution to new investors on a per share basis:


======================================================================================================
      Dilution        10% of shares  25% of shares   50% of shares    75% of shares      100% of
                          sold           sold            sold             sold         shares sold
------------------------------------------------------------------------------------------------------
Initial public
offering price         $      2.00    $      2.00    $       2.00    $       2.00    $       2.00
------------------------------------------------------------------------------------------------------
Total Proceeds         $ 1,761,900    $ 4,404,750    $  8,809,500    $ 13,214,250    $ 17,619,000
------------------------------------------------------------------------------------------------------
Pro-forma net
tangible book value
at June 30, 2001       $ 5,277,117    $ 5,277,117    $  5,277,117    $  5,277,117    $  5,277,117
----------------------
Increase in
pro-forma net
tangible book value
attributed to
purchasers of shares   $ 1,761,900    $ 4,404,750    $  8,809,500    $ 13,214,250    $ 17,619,000
------------------------------------------------------------------------------------------------------
Offering Expense       $  (150,000)   $  (150,000)   $   (150,000)   $   (150,000)   $   (150,000)
----------------------
Adjusted pro forma     $ 6,888,017    $ 9,531,867    $ 13,936,617    $ 18,341,367    $ 22,746,117
net tangible book
value per share
after our offering     $      0.10    $      0.14    $       0.20    $       0.26    $       0.33
------------------------------------------------------------------------------------------------------
Dilution to
purchasers of shares   $      1.90    $      1.86    $       1.80    $       1.74    $       1.67
======================================================================================================


                                 CAPITALIZATION

The following sets forth our Actual capitalization as of June 30, 2001.

                              Capitalization Table
                                  June 30, 2001
                                  CONSOLIDATED
                                     Actual


           Shareholders' equity
           Preferred stock                                                62
           Common stock                                               35,710
           Additional paid-in capital             (1)              6,619,837
           Deficit accumulated during
           development stage                                      (1,378,492)
                                                                  ----------
           Total shareholders' equity                             $5,277,117
                                                                  ==========

(1) Subsequent to June 30, 2001 the Company sold 3,300,000 shares of Reg. S stock to non U.S., non affiliated investors for $2,310,000.

                           OUR BUSINESS AND PROPERTIES

                                Company Structure

           The following chart depicts our current company structure:

                         -------------------------------
                         Transmeridian Exploration, Inc.
                             A Delaware Corporation
                                 Parent Company
                             Consolidated Financials
                           Incorporated Apr. 18, 2000
                         -------------------------------
                                       |
                                       |
                   -------------------------------------------
                   |                                          |
                   |                                          |
--------------------------------------   ---------------------------------------
Transmeridian Exploration Incorporated   Transmeridian (Kazakhstan) Incorporated
   A British Virgin Islands Company         A British Virgin Islands Company
             No Financials                            No Financials
      Incorporated Dec. 12, 1997               Incorporated Mar. 16, 2000
--------------------------------------   ---------------------------------------
                   |
                   |
             -------------------------------------------------------
             |                          |                           |
             |                          |                           |
------------------------  ---------------------------  -------------------------
 Whole Owned Subsidiary      50 % Owned Subsidiary        OJSC Transmeridian
     Caspi Neft TME           Emba Terminal Ltd.           Caspian Petroleum
A Kazakhstan Corporation   A Kazakhstan Corporation    A Kazakhstan Corporation
 Holder of License 1557   Holder of Emba Oil Terminal        No Financials
        Operator           Incorporation in Process    Incorporated Jan. 5, 2001
      Incorporated        ---------------------------  -------------------------
      June 7, 2000
------------------------
             |
             |
      -------------------
      OJSC Caspi Neft TME
         Aktobe Branch
       Operations Office
      -------------------



                             Key Operational Dates:


o Transmeridian BVI, formed December 12, 1997.         Dormant until 4/19/2000

o Transmeridian Exploration, Inc. Delaware formed                    4/18/2000

o Transmeridian Delaware acquires Transmeridian BVI                  4/19/2000

o Caspi Neft TME formed                                               6/7/2000

o Transmeridian BVI acquires Caspi Neft TME                           6/7/2000

o Caspi Neft takes physical possession of the field                   7/1/2000

o Early startup testing program starts                                2/1/2001

o Sale of Test production                                            4/17/2001

     OUR PROPERTIES



No.     Company Holding Title              Name             Description            Size          Costs
---     ---------------------              ----             -----------            ----          -----
1       Caspi Neft  TME                    South Alibek     License 1557           3,396 acres    $4,000,000
                                                            Oil and Gas Lease

        Obligations:

        AL Alpha Corp                      Note             Due December 2001                     $1,000,000
                                           Secured by a 25% lien

2       Transmeridian Exploration BVI      Emba Terminal    Legal Title                50%        $ 200,000
                                                            Railroad oil Shipping
                                                            Terminal

        Obligations:                       Land Lease       20 years               20 acres       $ 1,750,per year


     We were incorporated in the State of Delaware on April 18, 2000 as an independent energy company established to develop identified and underdeveloped hydrocarbon reserves in the region of the former Soviet Union, known as the Confederation of Independent States ("CIS") and more particularly the Caspian Sea region. We target opportunities to purchase proved and potential oil and natural gas reserves at below international finding cost rates such as in distress sales. For example our finding cost from a distress sale, based on an independent engineering evaluation of the known producible reserves in South Alibek was about $0.20 per barrel compared with compatible industry sales in the region of about $1.00 per barrel. We also concentrate on properties that are close to existing infrastructure for exportation of oil and gas, which reduces associated costs as well as reduces the time needed to place wells on production. We prefer to invest in projects in which we can have a controlling interest.

     We are in the start-up phase of exploiting the one project we currently have available for exploration and production of hydrocarbons. The project is located in the Caspian region of western Kazakhstan. While the South Alibek Field is located near other producing and proved oil fields and near pipelines and railroads, you should note that proximity to such fields and infrastructure does not assure that we will be able to successfully exploit our resources.

     For our projects, all exploration and production activities are conducted through wholly owned operating subsidiaries. Transmeridian Exploration Inc.(BVI) is responsible for the management of the South Alibek Field, with Open Joint Stock Company (OJSC) Caspi Neft TME (Caspi Neft TME) established in Kazakhstan to handle all the joint venture operations of that project. The Exploration License 1557 for South Alibek and the related Exploration Contract for the exploration work are registered in the name of the operating company Caspi Neft TME. Transmeridian Exploration Inc. (BVI) also has an option agreement to purchase 50% of Emba Trans Ltd, a newly formed Kazakhstan company with 100% ownership of the Emba Oil Terminal at the Emba railhead. OJSC Trans Caspian Petroleum was established in Kazakhstan as a wholly owned subsidiary also of Transmeridian Exploration Inc (BVI) but with no activity at this time.

     Transmeridian Exploration Inc.(BVI) was formed in December 1997, by one of our directors and founders, Mr. Peter Holstein and Transmeridian Kazakhstan Inc.(BVI) was formed in March 2000. Prior to 2000, neither company had any operations, assets or liabilities. Both are registered in the British Virgin Islands with their registered office at Nerine Chambers, 5 Columbus Centre, Pelican Drive Road Town, Tortola, British Virgin Islands.

     Our corporate headquarters' offices comprising 1,530 square feet of rented executive offices in Houston, at 11811 North Freeway, Suite 500, Houston, Texas 77060, at a monthly rental of $4,300 on a one-year lease. The corporate office of Caspi Neft TME is in Almaty, Kazakhstan, 157 Dzhumaliev Street, Offices 7,8,9, comprising 4500 square feet rented monthly for $5,460 and their branch office in Aktobe, Kazakhstan, is at Gaziza Zhubanova Street, 50 "A" comprising 1,162 square feet, rented monthly at $540. Our Houston telephone number is (281) 591-4777.

     Our staff consists of an experienced management team with four professionals in the Houston office plus the support of expert engineering and geoscience consultants as needed and an operations management team and staff in Almaty and Aktobe comprised of seven in Almaty and eight in Aktobe and six field personnel, as well as contract employees supervised by our expatriate engineers.

Acquisition of Transmeridian Exploration , Inc., (BVI)

Transmeridian Exploration, Inc. was formed on April 18, 2000.

         Transmeridian acquired all of the issued and outstanding shares of Transmeridian Exploration, Inc. BVI on April 19, 2000 in exchange for the issuance of 18,900,000 shares to each of Messrs. Peter Holstein and Lorrie Olivier. See "Certain Relationships and Related Transactions."

         Transmeridian BVI had no assets or liabilities prior to its acquisition and its only commercial activity consisted of a consulting agreement with Kornerstone Investment Group Ltd ("Kornerstone"). The consulting agreement, signed on May 1, 1999 for the identification of potential property acquisitions in Kazakhstan and the negotiation of the purchase terms, gave them consideration of a 10% carried interest upon consummation of any such property acquisition.

         During 2000, Kornerstone identified a potential acquisition. A Share Purchase Agreement dated March 24, 2000 was signed with Alpha Corporation Ltd ("Alpha") pursuant to which Transmeridian Exploration Inc. BVI agreed to acquire license 1557.

         On March 31, 2000 an option Agreement was signed with Tracer Petroleum Corporation ("Tracer") pursuant to which Tracer acquired a 4.5% interest in the License 1557 and was granted the right to acquire up to a 50% interest in the License 1557.

         None of these agreements required payment by or receipt by Transmeridian Exploration Inc BVI of any monies on the assignment of or transfer of any rights unless and until the transactions contemplated by the Share Purchase Agreement were consummated. No payments were made or rights transferred until after our acquisition of Transmeridian Exploration Inc. BVI on April 19, 2000. See "Acquisition of Caspi Neft and License 1557."

Acquisition of Caspi Neft TME and License 1557.

     Kornerstone identified the South Alibek Field as a potential acquisition. The Share Purchase Agreement provided for a down payment of $100,000, held in trust until the final transaction in April, 2000 in exchange for an option period to allow for satisfaction of certain legal conditions required to transfer the License 1557 from Alpha's operating entity to the newly formed entity Caspi Neft TME. Transmeridian Exploration Inc.(BVI) would then purchase 100% of the shares of Caspi Neft TME once it was verified that this entity had a certifiable clear title to the License and related Exploration Contract for License 1557. The full purchase price for securing 100% control of the License and stock of the title holding company was $4,000,000.

     Prior to our acquisition of Caspi Neft TME, the License was held by another subsidiary of Alpha. There was no activity in this subsidiary nor was there any activity on the oil and gas property related to the license.

     On April 19, 2000 the Share Purchase Agreement was initiated by Transmeridian Exploration Inc.(BVI) with the payment of $614,158 by Tracer to Alpha, for which Alpha initiated the transfer of the License 1557 and Exploration Contract for South Alibek to Caspi Neft TME and assigning 100% of the shares of Caspi Neft TME to Transmeridian Exploration Inc (BVI).

     On June 7, 2000 the License 1557 and Exploration Contract for South Alibek was officially transferred to Caspi Neft TME by Resolution 645 of the Republic of Kazakhstan parliament and

Alpha transferred the shares of the corporate entity to Caspi Neft TME. Thus, at this time, Transmeridian through its subsidiaries, now held full title to the South Alibek Field.

     In August of 2000 we paid Alpha $500,000 to restructure the Share Purchase Agreement in order to extend the $3,385,842 balance due on the Share Purchase Agreement.

     In September of 2000, TRACER elected not to participate on a 50% basis but chose to retain a 4.5% working interest in the property.

     In 2001, Transmeridian increased its working interest to 90% by acquiring Tracer's 4.5% working interest in exchange for 100,000 shares of convertible preferred shares of Transmeridian. Each share of preferred stock is convertible into fifteen shares of our common stock for a five-year period. In addition, TRACER received warrants for the purchase of up to one million shares of our common stock at a price of $1.00 per share for a maximum of two years. As of the date of this prospectus, none of the Series B Convertible Preferred Shares or warrants have been converted or exercised.

     The final payment terms for the Share Purchase Agreement was settled on April 20, 2001, by the payment of $385,842 and the issuance of a $1,000,000 note due December 1, 2001, secured by 25% of the stock in Caspi Neft TME, the license holder. See "Risk Factors."

     The South Alibek field was discovered in 1996 when the Alibek #29 was drilled and tested flowing oil. The Government Operating Company in charge of this exploration drilling was without funds to continue operations and the South Alibek field was offered in a public tender in the government's privatization program. OJSC Caspi Neft won the tender and began looking for a financial partner for the continued exploration and development of the field. We negotiated to purchase the License giving rights to the exploration and development of the field based on the geological evidence supporting the existence of a large structure with oil potential proved by Well # 29 and other wells drilled within 1- 3 kilometers. After we acquired the acreage, we conducted geological, petrophysical and engineering studies of the available well data as well as the available seismic over the area. This data supported the Ryder Scott Company reserve study which confirmed and quantified from an independent third party source our evaluation of the potential of the field. The cost we paid for the license bears no relationship to the value of the reserves that the Ryder Scott Company later determined for the field.

Acquisition of Emba Oil Terminal.

     On August 27th of 2001 Transmeridian provided a loan of $200,000 and executed an option agreement with Emba Trans Ltd for the purchase of the rail terminal at the city of Emba to facilitate the storage, sales and export of oil from the production of South Alibek Field. Caspi Neft TME received an option for the purchase of 50% of Emba Trans Ltd for $200,000 upon the completion of the upgrade of the terminal by Emba Trans Ltd and the installation of related production and delivery facilities for South Alibek Field. The terminal has sufficient handling capacity for the production from South Alibek.

Description of Transmeridian's Oil and Gas Property.

     The cornerstone of our business and growth strategy was our acquisition of interest in the South Alibek field, located in the Caspian region of western Kazakhstan.

     The South Alibek Field is located in the north-eastern portion of the Caspian Sea Region, in northwestern Kazakhstan within the prolific oil region of Aktobe. It is approximately 380 kilometers (225 miles) northeast of the giant Tengiz oil field. South Alibek lies in a fairway of oil and gas fields that produce from carbonate reservoirs of Middle Carboniferous and Lower Carboniferous age. The trend follows the reef buildup on the margin of an ancient sea in this area. The field is located in the Mugodzhar region of the Aktubinsk Oblast, 240 kilometers (75 miles) south of the city of Aktobe and the license area for the field is 3,396 acres (13.745 sq km).

     The project is in very close proximity (10 miles) to two large developed oil fields, Kenkiyak and Zhanazhol Field. The South Alibek field borders the Alibekmola field. The South Alibek project is within an area of good infrastructure including, oil and gas pipelines, electrical transmission connections, all weather roads, small towns and trained oilfield labor force. The fields in the region were identified and developed during the time of the former Soviet Union and soon after its breakup all activity on the Alibekmola and South Alibek field stopped due to lack of funds to finance its development. Tenders were held to offer the further exploration and development of these fields to private investors.

     The South Alibek field is immediately adjacent to the Alibekmola Field, on its western flank and is separated by a known major fault. The oil reservoirs are in the Middle Carboniferous (KT1) and Lower Carboniferous (KT-2) limestones which can be found at an initial depth of 6,500 feet, and are generally 7,000 feet thick in the area of the field. The carbonate limestones are the main oil reservoirs for many of the fields in the area. The net pay thickness for well #29 based on evaluation of electric logs and production tests is estimated to be 700 feet. Based on additional wells drilled during the Soviet era, in and on the border of the license, combined with seismic coverage, we are estimating that this amount of net pay extends over most of the area covered by the License 1557. The estimate of average pay intervals through out the field area is based on seismic which gives us control on the structural extent of the productive intervals and well logs with extensive petrophysical evaluation which allow for correlation and area control within the field area. We also have well tests over these same intervals which gives us confidence of the productive nature of these intervals.

     The wells drilled in South Alibek before and soon after the independence of Kazakhstan were part of the field delineation program of the Soviet-modeled geological association, a company acting on behalf of the government. The Alibekmola and South Alibek Fields are delineated by 31 wells, two of which are within the area covered by License 1557 and a grid of modern 2D seismic. The existence of a downthrown field adjacent to the Alibekmola main structure was discovered in 1994 with the drilling and testing of well Alibekmola #29. The South Alibek field is about 2,000 feet lower than the Alibekmola Field having a different production drive mechanism, deeper oil water contact and generally a higher oil quality.

Oil and Natural Gas Reserves

     Extensive geologic and engineering information was obtained from 1996 to December of 2000 and provides the basis of the technical evaluation and conclusions made by us and third parties. Reserves estimates are based on the available data on South Alibek Field, Alibekmola Field and Zhanazhol Field. Ryder Scott Company, a US independent engineering company, estimated Transmeridian Exploration Inc. net known producible reserves in the field of
18.225 million barrels of oil for the South Alibek Field as corrected for its current 90% interest in the property. These reserves only include the reserves estimated to be recoverable from well No. 29 and two 80 acre offset units (wells) in the 3,395 acre license area. Larger reserves are anticipated if certain reasonable assumptions based on the nearby analogous fields are proven applicable for South Alibek Field. These reserves estimates are contingent on successful confirmation of the estimates and assumptions made in arriving at those estimates, and have the types of risks associated with each category as defined by the SPE/SPEE that are normally associated with oil and gas property estimates. See "Independent Petroleum Engineers"

Summary of the Work Performed by Ryder Scott

     Ryder Scott prepared an estimate of the reserves, future production, and income attributable to certain leasehold interests of Transmeridian Exploration, Inc. (Transmeridian) as of December 31, 2000. The subject property is located in South Alibek Field, License Number 1557, in the Republic of Kazakhstan. The income data were estimated using the Securities and Exchange Commission (SEC) requirements for future price and cost parameters.

     The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. Hydrocarbon prices in effect at December 31, 2000 were used in the preparation of this report as required by SEC rules; however, actual future prices may vary significantly from December 31, 2000 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

     The estimates of reserves presented herein were based upon a detailed study of the properties in which Transmeridian owns an interest; however, Ryder Scott has not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Transmeridian has furnished all of the accounts, records, geological and engineering data, and reports and other data required for the Ryder Scott investigation. The ownership interests, prices, and other factual data was also furnished by Transmeridian and were accepted without independent verification. The estimates presented in this report were based on data available through December 2000.

     The following table presents Ryder Scott's estimated net proved oil and natural gas reserves and the present value of our reserves at December 31, 2000, based on, and qualified by reference to, the reserve report prepared by them. The present values, discounted at 10% per annum, of estimated future net cash flows before income taxes shown in the table are not intended to represent the current market value of the estimated oil and natural gas reserves we own.

     The present value of future net cash flows before income tax as of December 31, 2000 was determined by using the stated sales price offered for field deliveries using the market crude price of "Dated Brent" as of December 31, 2000 of U.S. $24.00 per barrel less a 25% discount for quality and transportation and handling for a net price of U.S. $18.00 per barrel. Ryder Scott utilized an estimate of 6% for government royalty in the calculations of present value. Royalty rates currently being applied to new production contracts in the Kazakhstan range between 6-10%. No value was assigned to gas reserves as currently there is no delivery contract for gas sales. Per Ryder Scott (December 31, 2000)

                                                      Future Net Revenue
------------------------------------------------------------------------------------------------------------------------------------
Category                                        Oil              Gas                  Total                     Present Worth
--------                                        ---              ---                  -----                     -------------
                                                                                 (Undiscounted Future         (Discounted Future
Proved:                                        Bbls              Mmcf                Net Revenue)              Net Revenue (10%)
------------------------------------------------------------------------------------------------------------------------------------
              Developed Non Producing              5,675,781       1,118               $ 89,052,064              $38,233,968
------------------------------------------------------------------------------------------------------------------------------------
                          Undeveloped             11,536,991       2,273               $184,169,051             $111,222,514
------------------------------------------------------------------------------------------------------------------------------------
                         Total Proved             17,212,772       3,391               $273,221,115             $149,456,482
------------------------------------------------------------------------------------------------------------------------------------
Summary of Productive Area:
------------------------------------------------------------------------------------------------------------------------------------
South Alibek Field (License 1557):
------------------------------------------------------------------------------------------------------------------------------------
                                                       Gross
------------------------------------------------------------------------------------------------------------------------------------
                           Total Area          3,385.3 acres
------------------------------------------------------------------------------------------------------------------------------------
                               Proved            240.0 acres       1 well plus 2 offsets at 80 acre spacing
------------------------------------------------------------------------------------------------------------------------------------
                            Remaining          3,145.3 acres       (1)
------------------------------------------------------------------------------------------------------------------------------------
                             Interest                  85.5%       (2)
------------------------------------------------------------------------------------------------------------------------------------
                                Wells                     1        (3)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) We are in the second year of a 6-year exploration period of the License for this property and there are no prior year properties. Commercial production from the field has not commenced as of this filing.
--------------------------------------------------------------------------------
(2) Subsequent to year-end we acquired the 4.5% interest previously owned by TRACER
--------------------------------------------------------------------------------
(3) Well #29 is now on test production since February 26, 2001.
--------------------------------------------------------------------------------
Oil and Gas Producing Activities:

     Total costs incurred in the acquisition of the License 1557 and the formation and development of our wholly owned subsidiary Caspi Neft TME, the owner of the oil and gas exploration activities, all incurred within Kazakhstan, were as follows (in thousands except per barrel information):

                                                              For the year ended
                                                              December 31, 2000
                                                              -----------------
                                                                       (000)
     Property acquisition costs
              Unproved                                             $     --
              Proved                                                  3,945
     Exploration costs                                                   --
     Development costs                                                  500
     Depreciation, depletion and amortization per
       equivalent barrel of production                                   --
The aggregate capital costs relative to oil and gas
producing activities are as follows (in thousands):
     Unproved oil and gas properties                               $     --
     Proved oil and gas properties                                    4,445
                                                                   --------
                                                                   $  4,445
     Accumulated depreciation, depletion and amortization                --
                                                                   --------
              Net capitalized cost                                 $  4,445
                                                                   ========

Standardized Measure of Discounted Future Net Cash Flows from Oil and Gas Operations and Changes Therein

         The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at the end of the period presented, except in those instances where fixed and determinable gas price escalations are included in contracts. The disclosures below do not purport to present the fair market value of our oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves of an independent engineering evaluation of the known producible reserves in the field, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and risk inherent in reserve estimates.

     The reserve estimates provided at December 31, 2000 are based on oil prices of approximately $18.00, which approximates 75% of the Brent North sea crude price per barrel which related to a commercial offer at that time to purchase crude from the field.. No value was assigned to gas reserves, as currently there is no delivery contact for gas sales.

                                                                 Year ended
                                                               December 31, 2000
                                                             -----------------
                                                              (in thousands)

     Future net revenues                                        $ 309,830
     Future costs
          Lease operating expenses                                (26,202)
          Development costs                                       (10,407)
                                                                ---------
     Future net cash flows before income taxes                    273,221
     Discount at 10% per annum                                   (123,765)
                                                                ---------
     Discounted future net cash flows before income taxes         149,456
     Future income taxes, net of discount at 10% per annum        (44,107)
                                                                ---------
     Standardized measure of discounted future net cash flows   $ 105,349
                                                                =========


     The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

                                                    Year ended
                                                December 31, 2000
                                                -----------------
                                                 (in thousands)

                    Beginning of year               $   --

                    Purchase of reserves in place    105,349
                                                    --------

                    End of year                     $105,349
                                                    ========

Commencement of Operations and Initial Production Activities

     We currently have a ninety percent (90.0%) equity interest in the Kazakhstan property with Kornerstone holding a ten percent (10%) carried interest. Contractually, therefore, we are responsible for 100% of development costs. We pay the 10% interest holder's portion of expenses until the project reaches a positive cash flow basis. Then we are reimbursed from production for the payments made on behalf of the 10% interest holder, Kornerstone, plus 10% interest.

     An administrative office in Almaty, Kazakhstan was staffed in June 2000 and the physical possession of the field was transferred to Caspi Neft TME in July, 2000 by the Kazakhstan authorities. All Kazakhstan operations and administration are coordinated through this representation office in the country's commercial center. The Almaty office, with a staff of 6, handles all federal government liaisons and contacts as wells as serving as our head office in the Country. A branch operating office was established in the town of Aktobe, which is the nearest industrial area to the field. This office, with a staff of 8 is to maintain a liaison with the local governmental regulatory agencies and the respective state governor's office, as well as handling the implementation of all operations of South Alibek Field with the help of the field office, staffed by 6 employees and contractors.

     An "Early Start-up Program" (ESP) has been established to evaluate reservoir and productive characteristics that will be critical in determining the final design of the field development program. Permits and operational plans were filed with the authorities to begin production testing of Well No. 29 in January 2001. The various permits and authorizations required were granted in February 2001. This testing program has been authorized for 18 months, which will allow us to flow and recover production from Well No. 29 during this period.

     The initial work program on Well No. 29 includes remedial work to repair mechanical deficiencies as well as evaluation of new zones identified but not tested in the original drilling and testing of the well. This ongoing work began in February 2001 with an extended flow test of the existing well No.29. Test production from well #29 was 180 barrels of oil per day, off and on, for a total of 30 days of production from the 13 feet (4 meters) of open interval in the well intervals that was in condition to flow without any treatment or improvement in well production mechanics. Test production at this rate totaled in excess of 5,000 barrels of oil as of April 30, 2001. Currently the field produces crude with a high gravity of 39(Degree) API and with a low sulfur content of about 0.8%.

     A program to repair well damage and to open additional intervals for production evaluation was completed in June, 2001. During this workover, it was discovered that in Well No. 29 only 13 feet (4 meters) of oil pay had been previously opened to production. After repair of well damage, an additional 60 net feet of oil pay intervals were opened by perforations. No other perforations are planned until further logging and test results can be analyzed. The well testing is continuing, with installation of new down hole and surface production facilities. Production engineer modeling by Weatherford Artificial Lift Systems of the new mechanical configuration of the well, pump and surface facilities indicates that the equipment relieves the pressure on the reservoir allowing the fluid to come into the well bore at a faster rate. The modeling indicates that with 60 net feet of pay and the help of the artificial lift equipment, test production rates of 600 BOPD to 1,500 BOPD can be anticipated with the installation of this additional equipment.

     This testing program will provide well production data and reservoir pressure analysis essential to the design of permanent production facilities. This production also facilitates the estimation of reserves required in the transitions to a commercial license and production contract for the exploitation of the field.

     This work will be followed this year, with the initiation of the drilling program with the drilling of two new delineation wells and further improvement of the production facilities and infrastructure (See Plan of Business).

Marketing of Test Production

     The Mugodzhar region of the Aktubinsk Oblast, in which South Alibek is located, is one of the most highly developed areas for oil field development and production in the Republic of Kazakhstan, with existing roads, railroads, rail oil terminals and oil pipelines.

     Companies in the area of South Alibek Field utilize both the KazTrans Oil and Russian Transneft pipeline system to export their oil to regional hub export locations such as Samara, Ukraine, and the Port of Odessa on the Black Sea and European locations such as Poland, Hungry, Lithuania, Germany and Finland. Pipeline capacity in the area has significantly improved this year with the opening of the Caspian Pipeline Consortium ("CPC") Pipeline, raising current capacity of 250,000 barrels oil per day (bopd) to 800,000 bopd by year end. Two oil pipelines currently service the producing fields, Kenkiyak and Zhanazhol, 10 miles from South Alibek, with 50,000 barrel per day and 93,000 barrel per day capacities, with only one pipeline currently being used at a 53% capacity. The pipelines transport the oil to the refinery in Orsk and is a transfer point for swaps to western markets. The Alibekmola Field, adjacent to South Alibek, is now beginning development, with pipeline construction started to cross our license to connect to the larger capacity pipeline at Zhanazhol Field. The CPC pipeline is between Atyrau and the Black Sea Port of Novorosiisk, and access could be by rail or the laying of a 90 mile pipeline from Kenkiyak to Atyrau as planned by KazTransOil. The capacity would be about 125,000-165,000 bopd and would provide an alternative routing for the project's production. Our current plans do not rely on entry in the CPC system for its export and sales routes but this facility provides a feasible alternative. All economic estimates assume the utilization of trucking, pipeline and rail facilities located within 35 miles of the field.

     Since we do not currently have access to a pipeline, the production is being sold, either at the field or trucked to a local rail terminal, to export or local markets depending on market conditions at the time The production from Well No. 29 and the new wells planned for this year is expected to be sold on the export market at world oil prices less deductions for quality, transportation and handling costs. Under the terms of the Exploration and Production Contracts, the Kazakhstan Government can require us to sell 50% of our production into local markets, but so far they have not done so. The use of the rail system for shipment of crude to Western Europe and China is used by a number of companies, the largest of which is Chevron's Tengiz operations shipping about 161,000 barrels per day. Other operators in the Mugodzhar region including Shell Oil, Maersk Oil & Gas, Veba Oil, and the Chinese National Petroleum Company also include rail transport in their marketing of oil. Four oil terminals are present in the area and available for storage and sale to export markets. They include Emba 5, 30 miles from South Alibek, Emba, 35 miles from South Alibek, Shubarkuduk, 94 miles from South Alibek and Bestamak, 120 miles from our field. Trucking crude to the terminals is considered a temporary measure until we can establish our own export facilities or pipeline connections to these or other export routes

     Initially the oil was trucked to Shubarkuduk Oil Terminal and sold to Kaspi Neft Chim, a local crude oil purchaser. Production for the next twelve months will be sold to So Cal Energy Inc., under an agreement reached on August 27, 2001 and discussed further in "Our Plan of Business in 2001". The oil will be stored and sold for export at our Emba facilities and will initially be trucked the 35 miles from South Alibek. We have an agreement with Emba Trans Ltd. for through put charges of $0.73 per barrel for the storage and handling of the oil. The terminal currently has 25,000 barrel storage capacity. The terminal will be expanded to accommodate the anticipated increase for the field.

Exploration Contract and Conversion to Exploration and Production Contract

Exploration Contract

     Currently we have an Exploration Contract for South Alibek. As long as we operate under the Exploration Contract we can produce the wells under a test program and pay a 2% royalty. The exploration period consists of six (6) successive years from the effective date of the License dated April 29, 1999.

The License may be extended twice as mutually agreed by the parties to the License with each extension period having a term of two years. Therefore the total possible exploration period utilizing the maximum of extension periods allowed by the contract is a term of ten (10) years. For each extension requested of the competent government body, the parties shall determine the part of the Contractual Area for further exploration work and make the appropriate changes in the applicable working program. The exploration contract can be converted to terms under a Production Contract at any time that we wish with the requirement that we file an approved reserves report based on the current test production of Well No. 29.

Typical Production Contract in Kazakhstan

         While the majority of the production contract is defined by the countries petroleum and tax code there are some terms open to negotiation such as royalty rates, production bonus and other production related assessments. The normal term provided under the Kazakhstan Petroleum Code for the exploitation of a proved oil field under a Production Contract is 25 years unless extended. The typical exploration period is five years unless extended. In total a contractor will have at least 30 years to explore and exploit a contract area unless extended. Generally with the commercial production of a field the royalty is much higher and can be as much as 10% of the net production from the field. A typical commercial production contract would include definitive terms describing the commercial and tax conditions for producing any fields discovered within the License area. We would choose a contract structured on a "Tax / Royalty" model as opposed to a "Production Sharing Model." Under a Tax/Royalty model we would pay 100% of all development costs and receive 100% of all sales proceeds.

Steps we must take to obtain a Production Contract and preserve our rights.

     In accordance with the Exploration Contract and the provision of the Kazakhstan Petroleum Code, we will be expected to inform the government within 30 days of the existence of any commercial reserves at which time we will be expected to convert our operations to a Production Contract, which will also cover the entire license area. We believe the present Exploration Contract provides us with a preferential right to receive such a commercial production contract. We have sought and received a letter from the Ministry of Natural Resources as to their preferred treatment of transitioning our existing operating contract to include commercial production. Section 10.4. of the present Exploration Contract grants us the exclusive right to a production contract, it states "Commercial Discovery entitles the Contractor with the exclusive right for conclusion of a Production Contract provided that provisions of the License and the Contract are met." and the letter we received from the Ministry of Energy, Industry and Trade, clearly states that we have "an exclusive right to be granted the right for hydrocarbon production.." and we have a right to a "Production Contract...". When we establish commercial production we expect that we will convert from an Exploration Contract to an Exploration Production Contract, as we will still have an unexpired Exploration term and additional exploration works would be warranted.

The material terms of the letter from the Ministry of Natural Resources.

     A. That the Agency of the Republic of Kazakhstan for Investments is the competent body for Exploration, Production and Joint Exploration and Production of Natural Resources.
     B. Since we have an Exploration contract and in accordance with Regulations on Granting Use of Subsoil Natural Resources Article 3.1, we have an exclusive right to produce the hydrocarbons arising from exploration works and to enter in to a Production Contract with the competent authority for the development of the reserves.
     C. At all times, the completion of the Exploration works must be completed in a time - efficient manner.
     D. The Ministry of Energy, Industry and Trade is willing to prepare an expert evaluation and approval of the South Alibek field within the time frame prescribe by law.

     We will submit the technical data from the well tests that is being preformed on Alibek #29 as soon as the test data is available, to a recognized institute in Kazakhstan for the writing of a government reserve report, and when this report is filed we will submit a formal application for a commercial Production Contract covering the entire license area. (The Production Contract is a contract for fields with only production. We will request an Exploration and Production Contract as we will continue to explore within the License area, as well as produce discovered fields.) We expect to request a conversion of the present Exploration Contract to an Exploration and Production Contract by the end of this year. We expect that the Government will act on our request in December or during the first quarter of 2002. The Kazakhstan law requires government agencies to respond to any administrative matter within 30 days from its submission. To this end we expect the government to acknowledge our request and to select a negotiation committee to handle our negotiations within this 30 day time frame. There is no legal time frame to conclude negotiations.

(See Exhibit 10.2 and 10.11)

License Extension

The contract area can be extended if a geological extension of the field on available lands can be demonstrated. We have assembled a technical team of specialists to study and report on the feasibility of a geological extension of the existing field. The work program for this contract year should provide sufficient data to determine any possible extension of the field as well as our commitment to a development program for the Contract Area. An extension of the contract area could potentially provide additional proved reserves to us in the future.

Economic and Political Climate in Kazakhstan

     Adverse economic or political developments in Kazakhstan may adversely affect our business. Kazakhstan has been independent from the Soviet Union for only 10 years. Future changes in the political and economic environment in Kazakhstan may adversely affect our business. That is why we maintain a Kazakhstan Company in Almaty, staffed by Kazakhstan citizens which, aids in the relations with the local government and helps to keep Houston based management informed as to the proper protocol and any adverse developments. These developments could include, among other things:

o    local currency fluctuations or devaluation;

o    civil disturbances;

o    exchange controls or restrictions on availability of hard currency;

o    changes in crude oil and gas price and transportation regulations;

o changes with respect to taxes, royalty rates, import and export tariffs and withholding taxes on distribution to foreign investors; nationalization or expropriation of property; and

o    interruption or blockage of oil exports.

     Changes in Kazakhstan laws and regulations and the interpretation of those laws and regulations may also adversely affect our business. Kazakhstan's foreign investment laws, including petroleum licensing legislation, corporate law, tax law, customs law and currency and banking legislation, are still developing and uncertain. These laws are subject to changing and different interpretations, they may contain inconsistencies and contradictions; some may be discretionary in application and enforcement. As a result Kazakhstan laws could have a material adverse effect on our business and financial results of operations. Our interests in exploration and production contracts and other agreements may be susceptible to revision or cancellation, and legal redress may be uncertain, delayed or unavailable. Ensuring our on-going right to contracts will require a careful monitoring or performance of the terms of the contracts, and monitoring of the evolution under the Kazakhstan laws and contract administration practices. That is why our Company engages law firms in

Kazakhstan, Russia and the United States. Together with our Kazakhstan team, the Houston executive team and our legal and accounting advisors, we can react to any situation quickly and protect the companies interest when needed.

     Changes in current policies of the Kazakhstan government may also adversely affect our business. Government policies may affect our ability to market oil and natural gas to export markets where hard currency earnings are available. The government has previously issued regulations limiting export of oil to assure local supplies to source price controlled fuel for the local markets. The government has announced that up to ten percent (10%) of a producer's production must be reserved for domestic refining. No regulations have been issued and there is no assurance that world oil price can be realized on such reserves destined for local markets.

Environmental Regulations

     The environmental regulations to which we are subject may become more numerous and compliance with them may become more expensive. We must comply with Kazakh laws and international requirements that regulate the discharge of materials into the environment. Environmental protection and pollution control could, in the future, become so restrictive as to make production unprofitable. Furthermore, we may be exposed to potential claims and lawsuits involving such environmental matters as soil and water contamination and air pollution. We are currently in compliance with all local and international environmental requirements and are closely monitored by the Kazakh environmental authorities. We have not made any material capital expenditures for environmental control facilities and have no plans to do so in foreseeable future. Our Companies Environmental Policy is "Clean As You Go" and therefore our cost to comply with government regulations is included in our daily field operating costs. To date we have not seen nor been made aware of any material effects of government regulations that would adversely impact our business or operations outside the normal course of business. We experience the same government regulations in Kazakhstan as we do here in the United States, taxes, royalty payments, reporting and environmental compliance. If we have an environmental spill, we report it to the Environmental Agency with a recommended clean up procedure and they approve and or modify and approve and we proceed with our own clean up under their supervision.

All costs associated with meeting and operating within the environmental laws of Kazakhstan are included in our normal operating budget. We know of no Kazakhstan environmental law, which will cause a material impact on the viability of our project. Kazakhstan does require that all operating companies establish a reserve to reclaim the industrial areas used during the life of the field and to liquidate all depleted wells at the end of the contract term. Our existing contract requires that a fund equal to 1% of the capital development budget of the project must be funded during the development of the field to cover such costs. We do not estimate that this reclamation fund or the actual cost of reclamation will be a material cost to the project.

             MANAGEMENT'S DISCUSSION OF OUR PLAN OF BUSINESS IN 2001

     The following discussion of our plan of operation should be read in conjunction with the consolidated financial statements and the attached notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

     We have entered into a financing agreements with a third party to provide the $2,800,000 financing we will require to drill our first well. No assurance can be given as to the availability of any additional financing as, if, and when required. Failure to obtain the additional financing or to obtain it on a timely basis will have a substantial adverse affect on our operations and our ability to complete our plan of operation in whole or in part.

                  Financial Plan and Plan of Operation for 2001

     Our focus in 2001 will be to:

               o    Reacquire Tracer's Interest

               o    Financing through the Sale of Stock

               o    Crude oil forward purchase contracts

               o    Bank Financing of Future Crude Production

               o    Development Financing

               o    Joint Venture Partners

               o    Complete payment of $1,000,000 promissory note

               o    Commence initial 10 well drilling activities

               o    Improvement of Production Facilities

               o    Staffing


                               Financial Plan 2001


Require Tracer's Interest

     In early 2000 Transmeridian sought out a partner to the License from Alpha. A partner was necessary at that time since Transmeridian did not have sufficient capital to make the acquisition on its own. At that time, Tracer acquired a 4.5% for $614,146, with an option to acquire up to 50% of the property for a total payment of $6,000,000. According to the agreement, Tracer would have to share in the operating costs of the property.

     At the time of this transaction, neither Transmeridian or Tracer knew the ultimate value of the property. Not until Ryder Scott performed a detailed reserve analysis, did the companies have some realization of the potential value of the property. However, by the time the value was known, Tracer had made a determination that it did not wish to exercise the option and that it would prefer to convert it to a 4.5% working interest.

     In early 2001, Tracer issued a press release indicating that they wanted to divest themselves of this working interest. Tracer did not have the desire to continue to pay its share of operating costs and it wanted to focus its efforts in a different part of the country.

     Based on the information obtained from the Ryder Scott report, we felt it in the best interest of Transmeridian to reacquire this property rather than allow a third party to acquire this interest.

     In 2001, we increased our working interest to 90% by acquiring Tracer's 4.5% working interest in exchange for 100,000 shares of convertible preferred shares of Transmeridian. Each share of preferred stock is convertible into fifteen shares of our common stock for a five-year period. In addition, TRACER received warrants for the purchase of up to one million shares of our common stock at a price of $1.00 per share for a maximum of two years. As of the date of this prospectus, none of the Series B Convertible Preferred Shares or warrants have been converted or exercised. At the time of this acquisition, our most recent sale of stock in a private placement had been at $1.00 per share. The 100,000 convertible shares issued to Tracer is convertible into 1,500,000 shares of our common stock, therefore the acquisition of this 4.5 % was valued on our books at the then current stock value of $1,500,000.

Financing through the Sale of Stock

     On July 11, 2001 Transmeridian entered into an contract agreement with TRIUMPH SECURITIES CORPORATION of New York, N.Y. whereby Triumph will assist Transmeridian in preparing information about the company for presentation, will arrange meetings with potential underwriters and will advise Transmeridian on the respective merits of various underwriters and syndicate members. (Agreement attached exhibit)

Crude oil forward purchase contracts

     On August 27 of 2001, Caspi Neft TME executed a Crude oil forward purchase contract with So Cal Energy Incorporated for the delivery and sale of a minimum 3,000 tons (approximately 21,000 barrels) of crude oil per month at a price tied to Dated North Sea Brent Crude. The agreement provides for off takes from the rail terminals of 21,000 barrels per month initially but can be increased to 210,000 barrels per month if the field delivery capacity can be increased with new drilling. Pricing is based on Dated North Sea Brent Crude discounted $13 per barrel for transportation and quality. Payment will be in US dollars, with 80% prepayment based on the published price of North Sea Brent for the date of shipment. The final payment of 20% is determined by the average of a 15 day quote for Dated Brent for the respective shipping date. Caspi Neft TME has the right to sell any volumes of oil greater than 3,000 tons per month to other buyers if more favorable pricing terms are offered or if So Cal Energy Inc declines the additional volumes. "Exhibit 10.9"

Bank Financing

     On August 24 of 2001 Caspi Neft TME executed a Loan Agreement with OJSC Bank Caspian. The two year loan is for $2,800,000 at 15% per annum interest. The loan is to fund the drilling of the first new well in the South Alibek Field. The bank has agreed to a 90 day moratorium on interest and the first installment of the principal is due in February, 2002. The loan distribution is scheduled with the progress of the drilling program and is collateralized by the crude oil purchase agreement executed between Caspi Neft TME and So Cal Energy Inc. "Exhibit 10.10"

Development Financing

     On July 2, 2001, Transmeridian entered into an agreement with Tractatus LLC of New York N.Y., whereby Tractatus will act as its agent for the purpose of advising on the structuring and placement with a bank or other financial institution of a borrowing based, production note or other debt facility (term or revolver) to be used for development of the Company's oil and gas assets and other projects. The debt facility may include equity features or direct or indirect interests in properties of the Company (collectively referred a as the "Facility"), and will range in amounts of between approximately $10-30 million. (Agreement attached exhibit)

Joint Venture Partners

     Transmeridian maintains an open Data Room on its web site and has entertained and will continue to entertain offers from other oil companies to participate in a Joint Venture Operation of our properties. See our website at www,tmei.com

Operation Plan

Obligations under $1,000,000 Promissory Note

     On April 20, 2001 Transmeridian issued a promissory note for $1,000,000 due December 1, 2001, secured by 25% of Caspi Neft TME stock, (the holder of License
1557) to settle the outstanding debts under the Share Purchase Agreement. We expect to use a portion of the proceeds of this offering to satisfy the note. See "Risk Factors."

Commencement of Initial Drilling Activities

     The investment program for the next three years, will include the drilling and completion of 10 wells and the installation of production facilities and pipeline at a cost of approximately $34,000,000. The development of these wells should "prove up" additional reserves according to the independent petroleum engineering report from the Ryder Scott Company. The first three well program will be initiated with the drilling of the first well in the 4th Quarter 2001. Two additional wells will be drilled and completed by mid year 2002, for a total cost of $8,400,000 and the construction of a sales trunk-line to the railroad terminal, construction planned for 2002 at a cost of $2,000,000. We estimate that each well should cost about $2.8 million dollars to drill and complete and will be placed on production upon completion. This initial program is expected to generate cash flow by the end of the three year period of $36,000,000 under existing crude pricing and transportation tariff levels yielding a net revenue of $11 per barrel to the lease. This program will be initiated by the funds from this offering but the majority of the development capital will come from the excess internally generated cash flow from this drilling program and or commercial financing based on these production levels. Each commercial well drilled will add to this commercial lending base. We currently estimate that 23 dual completed wells will be required to fully develop the current 13.7 square kilometer contract area. Production from Well No. 29 at 180 bopd can generate between $60,000 to $70,000 per month in net operating cash flow based on a net price to us of $11.42 pre barrel delivery to Emba terminal per the terms of the oil sales agreement with So Cal Energy Ltd. Based on our initial production, we anticipate that the 25% discount used by Ryder Scott at Dec 31, 2000 accurately reflects our expected transportation costs. Our in-country and corporate operating costs during this test period of approximately $140,000 per month could be covered by the funds generated from production if we are successful in getting this well to produce 600 to 1500 bopd, resulting in a positive cash flow position with the limited production from this first well alone. Most sales from our area of operation are based on the European marker crude "Brent North Sea". Initial transportation costs are higher due to the limited amounts of production.
Economies of scale will be realized when production increases and transportation costs should not exceed the discount used by Ryder Scott. Additionally, trucking costs will be eliminated with the installation of a field trunk line to the rail terminal located about 35 miles from our field. If the increase in production does not occur and our production continues at 180 barrels per day, our monthly operating cash flow would be $62,524.

     Based upon the funding provided by the bank loan from Bank Caspian for the drilling of the first well, Transmeridian has contracted a land drilling rig for a period of two years. The National 1320 2000 horse-power diesel electric rig, owned by Seaboard Equipment Company, is expected to be mobilized in October for a spud date in the 4th Quarter. The rig was constructed in the middle 80's by western companies and will be operated by Transmeridian Kazakhstan (BVI).

     We intend to initially drill two delineation wells, in succession, beginning in the fourth quarter of 2001. Test production from each of these wells are estimated at about 2,500 barrels of oil per day from each well based upon well tests of other wells in the same fault separated reservoir in Alibekmola field operated by Kazakhoil, which borders the South Alibek field. Alibek #29 cannot produce at these calculated rates because it has small casing which prohibits the use of large or two strings of tubing required to move the large fluid volumes. Production modeling of well #29 indicates that this well could have produced at a rate of 2,500 BOPD if larger casing had been used and Artificial Lift equipment. When these two new wells are completed, we expect to reach total test production capacity of about 4,000 to 6,000 barrels per day for all three wells combined. This larger monthly volume should enhance our marketing position such that placement of sales should reduce the handling discounts we are currently being charged. With the proper facilities in place this production could result in monthly operating income of $1.9 - to $2.3 million per month by the end of the fourth quarter 2001 if North Sea Brent prices remain at the $24 level as to which there is no assurance. The price for the "Brent North Sea" was $24.42 for April 3, 2001. Using this marker base crude, oil sales from the lease would result in operating revenues of $12.12 per barrel. With the elimination of trucking with the installation of a sales trunk-line and higher values due to larger volume transactions, we expect the netback of operating revenues per barrel to increase to $15.92 - $17.92 per barrel. See "Risk Factors."

     We expect to utilize the equity funding from this offering and the $2,800,000 loan from Bank Caspian to support the start-up of the initial development drilling program. After the drilling and completion of seven successful wells, excess internally generated funds from Alibek # 29 and this drilling program, based on current estimates of the production from each new well, should provide the additional funds needed to complete the 10 well program and to construct a crude oil sales trunk-line to connect the field to a oil terminal railroad distribution center located about 35 miles from the field. We currently have a budget designed for the construction of the pipeline to start in the First Quarter of 2002 at a cost of $2,000,000. If we do not raise the full planned amount from this offering of about $16 million dollars and/or the drilling program is not as successful as projected, we will have to prorate the funds that are raised to maximize the number of wells drilled and curtail the expenditures for the development of the field, delay the pipeline construction and continue trucking our production to the railway until enough excess internal funds are generated from the sale of production or additional funding from other sources can be realized.

     The drilling of these first two wells is also anticipated to prove up additional significant reserves, currently categorized as probable and possible, as estimated by our independent third party experts. These additional proved reserves are contingent on the possible success of these and other wells and using many normal assumptions based on the currently available information but which cannot be known with any assurance and contained within directly and indirectly many of the normal risks associated with oil and gas exploration and field development.

Improvement of Production Facilities

     Production facilities for this level of production have been designed and the necessary equipment has been identified for immediate purchase pending available funds. All tankage and piping and construction should be provided by local construction firms which specialize in installing petroleum processing facilities.

     We estimate that approximately $2 million will be required for the installation of permanent production facilities to process production of 10,000 BOPD. Emba Trans Ltd will install production and delivery facilities at the South Alibek Field per the terms of the option agreement with Caspi Neft TME, reducing our funding requirement from other sources.

     The gas produced in association with the oil production will be separated, treated and utilized in providing fuel for operations with the balance re-injected until sales to local markets can be arranged.

     We located most of the major new treating vessels required for our operation in Canada. This equipment is ideal since it is already designed for artic conditions and sour gas service. By purchasing existing excess inventory equipment to start up production we are not only saving on construction and engineering costs, but on installation time since the equipment is ready for shipment and can be installed once the surface area is prepared in the field. Storage tankage, handling and gathering facilities will be provided and installed through qualified local contractors from Kazakhstan with western supervision.

Staffing

     At the present time, we have a start-up staff of about 16 professionals between the Houston and Kazakhstan field offices. The drilling program will require a team of at least six engineers to be employed from the Houston office. Two drilling engineers will supervise the drilling work in Kazakhstan for 30 days and then be relieved by two other engineers from the Houston office for 30 days. Two expatriate production engineers will also rotate on a 30 days on and off basis to supervise the crude oil production. Each of these professionals will require approximately four Kazakhstan field assistances for fieldwork and language translation, or 12 in country employees. This increase in activity and payroll will require administrative support, geologist, engineers, accountants, interpreters and drivers both at the Almaty office as well as at the Aktobe office. With the addition of the pipeline and terminal construction and expanded development field operations we expect to increase the number of employees in about 4 years to approximately 100 employees in Kazakhstan and 15 in the Houston office.

Growth Strategy

     Our Growth Strategy is dependent upon raising the funds necessary to carry out the following plan. We plan to raise these funds through our financial plan, which includes bank financing for our drilling program which in turn should generate additional revenues for more drilling. At the present time we do not have any other firm offers or commitments for any financing other than our bank loan. Transmeridian's goal is to achieve rapid growth with key acquisitions in the Kazakhstan region. There are several other License Areas very similar to South Alibek around our lease that were discovered by the Russians and turned over to the Kazakhstan Government. These areas will be coming up for tender in the near future. One of our Goals is to show success with our project and use it as a showcase to raise additional funding to bid on the new areas and expand our holding. If successful, these new acquisitions could help us achieve rapid growth. Entry into these markets is facilitated by managements' experience and industry contacts developed over the past ten years in this area. Balance in country exposure and type of production will be important to secure long-term growth of the company.

     There is no question that there is opportunity in Kazakhstan. The Russians discovered several major fields with proved reserves and left these fields for the Kazakhstan Government to develop. The Government has turned to independent companies for development investment. If we can use our present funding wisely, develop South Alibek, produces the proved reserves that are there, transport and sell our oil through our Emba Oil Terminal and achieve profitability, we should be able to attract the needed financial resources to acquire more fields and continue to seek out other under-developed oil fields.

     Our focus is to expand our asset base with a financial plan of development of our property in Kazakhstan and, once a stable production and sales stream is achieved, our attention will be directed to the raising of additional funding for the acquisition and development of additional properties that have:


     o low entry cost as measured on a dollar per barrel for proved and potential reserves;

     o ready access to infrastructure allowing for production within a short time period without significant capital commitments; and

     o ready access to local and export markets without the need for immediate investment in pipeline construction projects.

     o    projects where we can control operations and ownership.

     Operationally, we expect to finish the year in the South Alibek Field with a substantial increase in daily production from the field. In an independent engineering evaluation of the known producible reserves in the field and an early start up program with daily production of about 6,000 barrels could be achieved through the successful workover of well #29 and the drilling of two delineation wells. Over the next five years, daily production from the South Alibek field could be increased substantially as a result of expanded developmental infield drilling and the installation of treating and pipeline sales facilities.

     We plan to continue with our reserve-purchasing program that will include at least one additional field acquisition in the region, which can all be managed from one core administration and operational team, in each of the next two years.

Legal Proceeding

     We are not party to any pending or threatened legal proceeding nor are any of our properties subject to a pending or threatened legal proceeding.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers and their ages, as of June 30, 2001 are as follows:

Name                       Age    Position
--------------------------------------------------------------------------------
Lorrie T. Olivier(1)       50     President & CEO, Secretary, Treasurer,
                                    Director
Bruce A. Falkenstein       43     Vice President Exploration and Geology,
                                  Assistant Secretary
Jim W. Tucker              59     Vice President Finance, Controller
Peter L. Holstein(1)       58     Chairman of the Board, Director
Philip J. McCauley(1)      38     Director
Angus G.M.P. Simpson (2)   36     Director
Roger W. Brittain (2)      63     Director, Chairman of the Audit Committee

----------
(1) These Directors were elected and have served since the formation of Transmeridian in 2000.

(2)  These Directors were elected by the sitting Board on October 23, 2000.

They have all acted as directors since October 23, 2000. All directors hold office until the next annual meeting of stockholder and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors.

     The following represents a summary of the business history of each of the named individuals for the last five years:

Lorrie T. Olivier

Mr. Olivier is President, Chief Executive Officer and a Director. >From February 1, 1991 to March 30, 2000, Mr. Olivier was employed by American International petroleum Corporation as a Vice President of Operation and President of American International Petroleum Kazakhstan (AIPK), American Eurasia Petroleum, and American International Petroleum Holdings. He was the lead manager in developing the company's interest in the Caspian Sea region with the acquisition of a several large properties, the last three years focused on Kazakhstan as well as developing experience and business contacts in Russia and other CIS countries.

Bruce A. Falkenstein

Mr. Falkenstein is Vice President of Exploration and Geology and Assistant Secretary. He served for 20 years with Amoco, and later with BP from February 3, 1994 to August 5, 2000, as Chief Geophysicist and a manager of the Kazakhstan Exploration team. Since 1992 he has been working and managing the identification, technical evaluation and capture of oil fields and operations of licenses in the CIS, with particular focus on the Caspian Sea region, 6 years of that time concentrating on Kazakhstan, developing experience and industry contacts in the region during this time.

Jim W. Tucker

Mr. Tucker is Vice President of Finance. From 1966 to 1972 he served Texaco Inc. His last position as Vice President of Texaco Nigeria Ltd. From 1976 to 1988 he served with Texas Oil and Gas Corp., holding positions as Assistant Controller, Vice President and assistant to the President. From January 1, 1990 until January 20, 2001 he served as the Vice President of Finance of Crossroads Environmental Corp. and Chairman of the Board.

Peter L. Holstein

Mr. Holstein is Chairman of the Board and Director. From April 1, 1994 to December 1, 1999 he served as a Director and Chairman of the Board for Tracer Petroleum International Director Atlantic Caspian Resources Plc. (January-February 1999), Chairman and Director of Odyssey Petroleum Corporation (1997), and President Arakis Energy International (1996). He has been actively engaged in seeking out and reviewing oil industry opportunities in the Former Soviet Union since 1995. These have included those in Russia, the Ukraine, Kyrgestan, Romania, Azerbijan and participating in a joint venture in Turkmenistan, as well as the company's current project in Kazakhstan.

Philip J. McCauley

Mr. McCauley is a Director. He is currently the Chairman and Chief Executive Officer of Audio Navigation Ltd. From November 1, 1983 to December 1, 1999, Mr. McCauley was the chief executive officer of TTL Group Ltd.

Angus G.M.P Simpson

Mr. Simpson is a Director. He a Director of Glenrand Ltd. since October 1,
1994 and also a Director and Executive Chairman of Glenrand Simpson Ltd. since October 1, 1994, Insurance and Reinsurance Advisers and Intermediaries. Prior to this Mr. Simpson served as a Director of Crawley Warren & Co. Ltd.

Roger W. Brittain

Mr. Brittain is Chairman of the Audit Committee of the Board and a Director. Until his retirement on March 31, 2001 he was a Director of Investec Henderson Crosthwaite Corporate Finance from January 10, 1998. Mr. Brittain is also the non-executive Chairman of the Board of Directors of Canargo Energy Corporation, and a former Director of Snyder Oil Company (January 1, 1986-December 31, 1998), Sen Hong Resources from August 30, 1997 to August 30, 2000 and Glenrand Simpson from November 1, 1998 to November 1, 2000.

     We have not compensated directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

     There are no family relationships between any of the our directors, executive officers and other key personnel.

     During the past five years none or our directors, executive officers, promoters or control persons was:

     (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

     There was no executive compensation or salary program as of December 31, 2000. Management support during the start-up has been billed as consulting fees through the consulting companies of the founders and the technical staff. The two technical operating officers have been compensated under separate consulting agreements at the rate of $10,000 per month respectively. This is the first year of operation and there are no historical compensation amounts prior to 2000 to report. The following table sets forth information concerning the compensation of the named executive officers through December 31, 2000.


===============================================================================================================================
                              Annual Compensation                                       Long-Term Compensation
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Awards                          Payouts
-------------------------------------------------------------------------------------------------------------------------------
                                                                       Restricted        Securities
  Name and Principal                                   Other Annual       Stock          Underlying       LTIP       All other
       Position        Year      Salary      Bonuses   Compensation     Award(s)        Options/SARs     Payouts    Compensation
         (a)            (b)      ($)(c)       ($)(d)      ($)(e)         ($)(f)            (=)(g)         ($)(h)       ($)(i)
-------------------------------------------------------------------------------------------------------------------------------
  P.L. Holstein (1)    1999        0            0           0               0                0               0            0
     Chairman CEO      2000      56,000
                                (560,000
                                shares)
-------------------------------------------------------------------------------------------------------------------------------
   L.T. Olivier (1)    1999        0            0           0               0                0               0            0
    President COO      2000      80,000
                                (800,000
                                shares)
-------------------------------------------------------------------------------------------------------------------------------
 Bruce Falkenstein(2)  2000      75,000         0           0               0                0               0            0
         V.P.                   (140,000
                                shares)
-------------------------------------------------------------------------------------------------------------------------------
   Richard Cole(2)     2000      75,000         0           0               0                0               0            0
         V.P.                   (104,000
                                shares)
===============================================================================================================================

(1) Consulting costs January-August 2000 for each officer billed through service companies were paid in common shares to the respective service company and also were reimbursed for travel and business expenses. No other compensation executives as of this date.

(2) For services beginning March 1, 2000. The technical executives were compensated as consultants through their respective service companies. Each Vice President received fees of $10,000 per month and reimbursement of travel and business expenses. A portion of their consulting services was paid in the form of shares.

     As of the date of this prospectus there was no employee stock option plan. There were no outstanding options as of the date of this prospectus.

     There are no arrangements pursuant to which any director has been or is currently compensated for any service provided as a director. Directors and/or officers will receive expense reimbursement for expenses reasonably incurred on our behalf.

Certain Relationships and Related Transactions

         On April 19, 2000 we issued 18,900,000 shares to each Mr. Peter Holstein and Mr. Lorrie Olivier in exchange for their stock in Transmeridian Exploration, Inc. (BVI) and $.0006 per share. Also on April 19, 2000 we issued stock for $.0006 to the following Officers or Directors or affiliates thereof.

Richard V. Cole                         1,187,500
Falkenstein Family Living Trust         1,187,500
Philip J. McCauley                         50,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, to the best knowledge of Transmeridian as of August 1, 2001, with respect to each person known by us to own beneficially more than 5% of Tran meridian's outstanding common stock, each director of Transmeridian and all directors and officers of Transmeridian as a group.

-------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF     NUMBER OF   PERCENTAGE OF CURRENT   PERCENTAGE OF SHARES OWNED FOLLOWING
 BENEFICIAL OWNERS    SHARES OWNED  ISSUED AND OUTSTANDING  COMPLETION OF OUR OFFERING BASED UPON
                                                            THE PERCENTAGE OF THE SHARES WE SELL
                                                            -------------------------------------
                                                               10%     25%    50%     75%    100%
-------------------------------------------------------------------------------------------------
Lorrie T. Olivier          7,800,000                   13%     13%    12%     12%    12%     11%
-------------------------------------------------------------------------------------------------
JMJC Investments          10,800,000                   18%     18%    17%     17%    16%     16%
Inc.  (1)
-------------------------------------------------------------------------------------------------
Colamer Ltd (2)              800,000                    1%      1%     1%      1%     1%      1%
-------------------------------------------------------------------------------------------------
Peter L. Holstein          1,610,000                    3%      3%     3%      2%     2%      2%
-------------------------------------------------------------------------------------------------
Sovereign Trust (3)       12,500,000                   21%     20%    20%     19%    19%     18%
-------------------------------------------------------------------------------------------------
Roger W. Brittain            150,000                    0%      0%     0%      0%     0%      0%
-------------------------------------------------------------------------------------------------
Angus Simpson                 50,000                    0%      0%     0%      0%     0%      0%
-------------------------------------------------------------------------------------------------
Philip J. McCauley            50,000                    0%      0%     0%      0%     0%      0%
-------------------------------------------------------------------------------------------------
Zen Trust (4)                500,000                    1%      1%     1%      1%     1%      1%
-------------------------------------------------------------------------------------------------
All Officers and          35,977,500                   59%     58%    57%     55%    53%     52%
Directors as a group
(7 persons)
-------------------------------------------------------------------------------------------------

(1) Beneficial owner of JMJC Investments Inc. are the children of Mr. Lorrie T. Olivier, who is the settler of the Trust.

(2)  Beneficial owner of Colamer Ltd. is Lorrie T. Olivier

(3) Beneficial owner of the Sovereign Trust is the Holstein family, Mr. Peter Holstein is the settler of the Trust.

(4) Beneficial owner of Zen Trust are the children of Mr. Philip McCauley. Mr. McCauley is the settler of the Trust

                              MARKET FOR OUR STOCK

     There currently exists no public trading market for our common stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

     If a market for our shares were to develop, it most likely would be in the private sector. This is a direct, no minimum offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our principal executive officers and directors, although we may use the services of one or more NASD registered broker-dealers as selling agent(s) to make offers and sales on our behalf. We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our securities and various provisions of our Restated Certificate of Incorporation and our bylaws are summaries. The Restated Certificate of Incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement of which this prospectus constitutes a part, and provisions of applicable law. Our authorized capital stock consists of 200,000,000 shares of common stock, $.0006 par value, of which 60,693,429 shares were issued and outstanding as of August 7, 2001, and 5,000,000 shares of preferred stock, $.0006 par value, of which 3,000 shares of Non-Voting Series A Convertible Preferred Stock and 100,000 shares of Non-Voting Series B Convertible Preferred Stock were issued and outstanding as of August 7, 2001. As of August 7, 2001, there were approximately 63 holders of record of our common stock.

Common Stock

     Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available funds. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon our dissolution, liquidation or winding up of our corporate affairs, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

     Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

     Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Delaware law requires a greater percentage. Our Restated Certificate of Incorporation provides that they may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of our bylaws or Restated Certificate of Incorporation that specifies the vote required by security holders to take action. Written notice of the annual, and each special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting. The holders of a majority of the shares of the corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.

Preferred Stock

     The board of directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the board of directors may fix the rights, preferences and designations thereof. There are two series of Preferred shares outstanding, a Series A and B both with a par value of $.0006. Series A of 3,000 shares with a stated value of $100 per share issued to Ratcliff International Ltd. which are convertible at any time by Transmeridian, after the stock is publicly tradable, at the rate of 85% of the average bid price for our common stock, five days prior to conversion. The total series accrues dividends at 12.5% per annum of the stated value of $300,158 until conversion. An aggregate of 100,000 Series B Preferred Shares with a stated value of $15 per share are convertible by the holder at any time prior to their 5 year term on the basis of 15 shares for our common stock for each Series B Preferred Share. These Series B shares accrue no interest and are convertible to Transmeridian's common share at the rate of $1.00 per share. Both the Series A and Series B are non voting.

ANTITAKEOVER EFFECTS OF DELAWARE LAW AND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

     Delaware law does not contain provisions, which are intended to have the effect of delaying or deterring a change in our control or management.

     Our Restated Certificate of Incorporation permits the issuance of up 5,000,000 shares of preferred stock, having such rights, preferences and privileges as the board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

     Provisions of our bylaws, which are summarized below, may affect potential changes in our control. The board of directors believes that these provisions are in the best interests of shareholders because they will encourage a potential acquirer to negotiate with the board of directors, which will be able to consider the interests of all shareholders in a change in control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control over us and to make changes in management more difficult.

     The bylaws provide the number of our directors that are to be established by the board of directors, but shall be no less than one. Between shareholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of the majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

     As discussed above, our bylaws further provide that shareholder action may be taken at a meeting of shareholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Delaware law requires a greater percentage.

     We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Delaware law. This is intended to allow our directors and officers the benefit of Delaware's corporation law which provides that directors and officers of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

     To the extent possible, we intend to obtain officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          TRANSFER AGENT AND REGISTRAR

     OTC Stock Transfer Inc. 231 E. 2100 South, Salt Lake City, Utah 84115 is the transfer agent and registrar for our common stock, Series A and B Preferred and for issued and outstanding warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of the date of this prospectus, 60,693,429 shares of our common stock were outstanding, including 2,875,500 shares of common stock are issuable upon exercise of the Convertible Preferred Shares and warrants held by the registered shareholders. Of the outstanding shares, 8,809,500 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

     An aggregate of 18,490,500 shares are being registered for certain shareholders. These shares were acquired in private placements or are issuable upon conversion or exercise of the Series B Convertible Preferred Shares and warrants. These shares are being registered in the registration statement of which this prospectus is a part. Such shares will be eligible for sale 120 days after the effective date of the registration statement in public market subject to restrictions included in our agreements with the registered shareholders.

                              PLAN OF DISTRIBUTION

     We are offering to sell up to 8,809,500 shares of our common stock at a price of $2.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers and directors. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

     We offer the right to subscribe for up to 8,809,500 shares at $2.00 per share. We are offering the shares directly on a no minimum, direct basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

     No compensation is to be paid to any person for the offer and sale of the shares, other than an underwriter or NASD registered broker-dealer. Our president, Mr. Lorrie Olivier, and our Chairman, Mr. Peter Holstein, may distribute prospectuses related to this offering to institutional investors that contact us and from time to time they may contact venture capitalist and investment bankers by telephone, fax, e-mail and in person to discuss an investment in this offering. Hard copies of the prospectus will be delivered by mail, by courier or by hand. We estimate that approximately 300 copies of this prospectus will be distributed by them. They intend to distribute prospectuses to acquaintances, friends and business associates. No sales will be consummated until the signing of, by the investor, and acceptance by the Company of a subscription agreement. Our shares will be offered and sold by our principal executive officers and directors, although we may use the services of one or more NASD registered broker-dealers as selling agent(s) to make offers and sales on our behalf.

     We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of this Shares. Our officers and directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

     * He must not be subject to a statutory disqualification;

     * He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transactions;

     * He must not be an associated person of a broker-dealer;

     * He must restrict participation to transactions involving offers and sale of the Shares;

     * He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

     * He must restrict participation to written communications or responses to inquiries of potential purchasers.

     Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase shares in the offering.

Method of Subscribing

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $2.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Transmeridian Exploration Incorporated" and delivered to us at 11811 N. Freeway, Suite 500, Houston, Texas 77060. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

     This offering will expire 120 days from the date from the date of this prospectus.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby has been passed upon for us by Sierchio & Company, LLP., New York, New York. Mr. Joseph Sierchio, a principal of the firm, owns 150,000 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements of Transmeridian Exploration, Inc. at December 31, 2000 and for the period then ended, appearing in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                         INDEPENDENT PETROLEUM ENGINEERS

     The estimated reserve evaluation and related calculations of Ryder Scott Company LP, our independent petroleum engineers, have been included in this prospectus on reliance upon the authority of such firm as experts in petroleum engineering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's website www.sec.gov.

     The public may view this registration statement and subsequent filings on the Securities and Exchange Commission's website, www.sec.gov.

     We intend to distribute an annual report, including audited financial statements to our shareholders.

                      GLOSSARY OF OIL AND NATURAL GAS TERMS

     The following are abbreviations and definitions of terms commonly used in the oil and gas industry and in this Memorandum.

"Acquisition cost of properties"        Costs incurred to purchase, lease or
                                        otherwise acquire a property, including
                                        costs of lease bonuses and options to
                                        purchase or lease properties, the
                                        portion of costs applicable to minerals
                                        when land including mineral rights is
                                        purchased in fee, brokers' fees,
                                        recording fees, legal costs and other
                                        costs incurred in acquiring properties.

"Bbls or Stock Tank Barrel"             Abbreviation for "barrels of oil" or 42
                                        US gallons liquid volume, used herein in reference to oil or other liquid hydrocarbons.

"Bcf"                                   Abbreviation for "billion cubic feet of
                                        gas".

"BOPD"                                  Abbreviation for "barrels of oil per
                                        day".

"BOE" Abbreviation for "barrel of oil equivalent" based on a ratio of ten Mcf of natural gas to one barrel of oil.

"Btu" Abbreviation for "British Thermal Units". A British Thermal Unit is the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit. There are approximately 1,050 Btu's in each stated cubic foot of natural gas.

"Completion"                            An indefinite term, but including those
                                        steps in attempting to bring a well into production after the well has been drilled to total depth through a prospective pay zone. Such steps include running and cementing a production string of casing, perforating, running tubing, acidizing or fracturing, swabbing, etc.

"Condensate"                            A hydrocarbon mixture that becomes
                                        liquid and separate from natural gas
                                        when the gas is produced; similar to
                                        crude oil.

"Development costs"                     Costs incurred to obtain access to
                                        proved reserves and to provide
                                        facilities for extracting, treating,
                                        gathering and storing the oil and gas.
                                        More specifically, development costs,
                                        including depreciation and applicable
                                        operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

                                             (i) Gain access to and prepare
                                        well locations for drilling, including
                                        surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

                                             (ii) Drill and equip development
                                        wells, development-type stratigraphic
                                        test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the well head assembly.

                                             (iii) Acquire, construct, and
                                        install production facilities such as
                                        lease flow lines, separators, treaters,
                                        heaters, manifolds, measuring devices,
                                        and production storage tanks, natural
                                        gas cycling and processing plants, and
                                        central utility and waste disposal
                                        systems.

"Development Well"                      A well drilled within the proved area of
                                        an oil or gas reservoir to the depth of
                                        a stratigraphic horizon known to be
                                        productive.

"Discovery Well"                        An exploratory well that encounters a
                                        new and previously untapped oil or gas
                                        reservoir; it may open a new field, or a previously unknown reservoir (pool) in an old field.

"Dry Well (Hole)                        An exploratory or a development well
                                        found to be incapable of producing
                                        either oil or gas in sufficient
                                        quantities to justify completion as an
                                        oil or gas well.

"Economic producibility of
estimates proved reserves"              Economic producibility of estimated
                                        proved reserves can be supported to the
                                        satisfaction of the Office of
                                        Engineering if geological and
                                        engineering data demonstrate with
                                        reasonable certainty that those reserves can be recovered in future years under existing economic and operating conditions. The relative importance of the many pieces of geological and engineering data which should be evaluated when classifying reserves cannot be identified in advance. In certain instances, proved reserves may be assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate the reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test. (extracted from SAB-35).

"Exploration Costs"                     Costs incurred in identifying areas that
                                        may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property
                                        (sometimes referred to in part as
                                        prospecting costs) and after acquiring
                                        the property. Principal types of
                                        exploration costs, which include
                                        depreciation and applicable operating
                                        costs of support equipment and
                                        facilities and other costs of
                                        exploration activities, are:

                                             (i) Costs of topographical,
                                        geographical and geophysical studies,
                                        rights of access to properties to
                                        conduct those studies, and salaries and
                                        other expenses of geologists,
                                        geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or "G&G" costs.

                                             (ii) Costs of carrying and
                                        retaining undeveloped properties, such
                                        as delay rentals, ad valorem taxes or
                                        properties, legal costs for title
                                        defense, and the maintenance of land and lease records.

                                             (iii) Dry hole contributions and
                                        bottom hole contributions.

                                             (iv) Costs of drilling and
                                        equipping exploratory wells.

                                             (v) Costs of drilling exploratory-
                                        type stratigraphic test wells.

"Exploratory well"                      A well drilled to find and produce oil
                                        or gas in an unproved area, to find a
                                        new reservoir in a field previously
                                        found to be productive of oil or gas in
                                        another reservoir, or to extend a known
                                        reservoir. Generally, an exploratory
                                        well is a well that is not a development well, a service well, or a stratigraphic test well.

"Farm-out/Farm-in"                      An agreement providing for assignment of
                                        a lease. A typical characteristic of a
                                        farm-out is an obligation of the
                                        assignee to conduct drilling operations
                                        on the assigned acreage as a
                                        prerequisite to completion of the
                                        assignment. The assignor will usually
                                        reserve some type of interest in the
                                        lease. The transaction is characterized
                                        as a farm-out to the assignor and as a
                                        farm-in to the assignee.

"Field" An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field, which are separated vertically by intervening impervious state, or laterally by local geologic barriers, or by both.

"Gross" Gross oil and gas wells or gross acres refers to the total number of wells or acres that we have an ownership interest in without regard to the nature or size of the ownership interest.

"MBbls"                                 Abbreviation for "thousand barrels of
                                        oil".

"Mcf" Abbreviation for "thousand cubic feet of gas".

"MMBbls"                                Abbreviation for "million barrels of
                                        oil".

"MMBtu"                                 Abbreviation for "million Btu".

"MMcf"                                  Abbreviation for "million cubic feet of
                                        gas".

"Natural gas liquids (NGLs)
or plant products"                      Butane, propane, ethane, natural
                                        gasoline and other liquid hydrocarbons
                                        that are extracted from natural gas.

"Net" "Net" oil and gas wells or "net" acres are determined by multiplying gross wells or acres by our working interest in those wells or acres.

"Net present value"                     When used with respect to oil and gas
                                        reserves, the estimated future gross
                                        revenue to be generated from the
                                        production of proved reserves calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date indicated, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

"Net revenue interest"                  The percentage of production to which
                                        the owner of a working interest is
                                        entitled. For example, the owner of a
                                        100% working interest in a well burdened only by a landowner's royalty of 12.5% would have an 87.5% net revenue interest in that well.

"Oil and gas producing                  Such activities include:
 activities"

                                        (a) The search for crude oil, including
                                        condensate and natural gas liquids, or
                                        natural gas in their natural states and
                                        original locations.

                                        (b) The acquisition of property rights
                                        or properties for the purpose of further exploration and/or for the purpose of removing the oil or gas from existing reservoirs on those properties.

                                        (c) The construction, drilling and
                                        production activities necessary to
                                        retrieve oil and gas from its natural
                                        reservoirs, and the acquisition,
                                        construction, installation, and
                                        maintenance of field gathering and
                                        storage systems-including lifting the
                                        oil and gas to the surface and
                                        gathering, treating, field processing
                                        (as in the case of processing gas to
                                        extract liquid hydrocarbons) and field
                                        storage.

                                        For purposes of this section, the oil
                                        and gas production function shall
                                        normally be regarded as terminating at
                                        the outlet valve on the lease or field
                                        storage tank; if unusual physical or
                                        operational circumstances exist it may
                                        be appropriate to regard the production
                                        functions as terminating at the first
                                        point at which oil, gas or gas liquids
                                        are delivered to a main pipeline, a
                                        common carrier, a refinery, or a marine
                                        terminal.

"Operator"                              In a joint venture for the execution of
                                        works or as defined in a joint operating agreement, the "Operator" entity charged with the responsibility for the execution of all works and is normally responsible to authorities for the representation and legal execution of all related agreements and contracts.

"Producing Well"                        A well from which hydrocarbon or
                                        non-hydrocarbons in a fluid or gaseous
                                        state flow or are extracted on a daily
                                        basis.

"Production costs"                      Costs incurred to operate and maintain
                                        wells and related equipment and
                                        facilities, including depreciation and
                                        applicable operating costs of support
                                        equipment and facilities. They become
                                        part of the cost of oil and gas
                                        produced. Examples of production costs
                                        (sometimes called lifting costs) are:

                                        (a) Costs of labor to operate the wells
                                        and related equipment and facilities.

                                        (b) Repairs and maintenance.

                                        (c) Materials, supplies, and fuel
                                        consumed and supplies utilized in
                                        operating the wells and related
                                        equipment and facilities.

                                        (d) Property taxes and insurance
                                        applicable to proved properties and
                                        wells and related equipment and
                                        facilities.

                                        (e) Severance taxes.

                                        Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil or gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs.

"Proved (proven) area"                  The part of a property to which Proved
                                        reserves have been specifically
                                        attributed.

"Proved (proven) properties"            Properties with Proved reserves.

"Unproved properties"                   Properties with no Proved reserves.

"Proved oil and gas reserves" or
"Proved reserved reservoir"             Proved reserves is defined by the SEC
                                        Regulation S-X Rule 4-10, paragraph (a)
                                        and includes the categories Proved
                                        Developed and Proved Undeveloped: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

                                             (i) Reservoirs are considered
                                        proved if economic producibility is
                                        supported by either actual production or a conclusive formation test. The area of a reservoir considered proved includes
                                        (a) that portion delineated by drilling
                                        and defined by gas-oil and/or oil-water
                                        contacts, if any; and (b) the
                                        immediately adjoining portions not yet
                                        drilled, but which can be reasonably
                                        judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

                                             (ii) Reserves which can be
                                        produced economically through
                                        application of improved recovery
                                        techniques (such a fluid injection) are
                                        included in the "proved" classification
                                        when successful testing by a pilot
                                        project, or the operation of an
                                        installed program in the reservoir,
                                        provides support for the engineering
                                        analysis on which the project or program was based.

                                             (iii) Estimates of proved reserves
                                        do not include the following: (a) oil
                                        that may become available from known
                                        reservoirs but is classified separately
                                        as "indicated additional reserves"; (b)
                                        crude oil, natural gas, and natural gas
                                        liquids, the recovery of which is
                                        subject to reasonable doubt because of
                                        uncertainty as to geology, reservoir
                                        characteristics, or economic factors;
                                        (c) crude oil, natural gas, and natural
                                        gas liquids, that may occur in
                                        un-drilled prospects; and (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

"Proved developed oil
and gas reserves"                       Proved developed oil and gas reserves
                                        are reserves that can be expected to be
                                        recovered through existing wells with
                                        existing equipment, and operating
                                        methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

"Proved developed producing
oil and gas reserves"                   In accordance with guidelines adopted by
                                        the Society of Petroleum Engineers (SPE) and the World Petroleum Congress (WPC), developed reserves may be sub-categorized as producing or non-producing. Producing: Reserves sub-categorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

"Proved developed non-producing
oil and gas reserves"                   In accordance with guidelines adopted by
                                        the Society of Petroleum Engineers (SPE) and the World Petroleum Congress (WPC), developed reserves may be sub-categorized as producing or non-producing. Non-Producing: Reserves sub-categorized as non-producing include shut-in and behind pipe reserves.
                                        Shut-in reserves are expected to be
                                        recovered from (1) completion intervals
                                        which are open at the time of the
                                        estimate but which have not started
                                        producing, (2) wells which were shut-in
                                        awaiting pipeline connections or as a
                                        result of a market interruption, or (3)
                                        wells not capable of production for
                                        mechanical reasons. Behind pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.


"Proved undeveloped reserves"           Proved undeveloped oil and gas reserves
                                        are reserves that are expected to be
                                        recovered from new wells on un-drilled
                                        acreage, or from existing wells where a
                                        relatively major expenditure is required for recompletion. Reserves on un-drilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other un-drilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for proved undeveloped reserves should not be attributed to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

"Recompletion"                          Additional works on a well to revise the
                                        existing mechanical or production mode
                                        of a well or to add additional intervals to the production of a well.

"Reservoir"                             A porous and permeable underground
                                        formation containing a natural
                                        accumulation of producible oil and/or
                                        gas that is confirmed by impermeable
                                        rock or water barriers and is individual and separate from other reservoirs.

"Reserves"                              Reserves are those quantities of
                                        petroleum which are anticipated to be
                                        commercially recovered from known
                                        accumulations from a given date forward.
                                        All reserve estimates involve some
                                        degree of uncertainty. The uncertainty
                                        depends chiefly on the amount of
                                        reliable geological and engineering data available at the time of the estimate and the interpretation of these data.
                                        The relative degree of uncertainty may
                                        be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. It should be noted that SEC Regulation S-K prohibits the disclosure of estimated quantities of probable or possible reserves of oil and gas and any estimated value thereof in any documents publicly filed with the Commission.

"Royalty Interest"                      An interest in an oil and gas property
                                        entitling the owner to a share of oil
                                        and gas production (or the proceeds of
                                        the sale thereof) free of production
                                        costs.

"SEC"                                   The United States Securities and
                                        Exchange Commission.

"SEC Definitions"                       Those terms commonly used in the oil and
                                        gas industry and defined in the rules
                                        and regulations promulgated by the SEC
                                        pursuant to the Securities Act of 1933,
                                        as amended and/or the Securities
                                        Exchange Act of 1934, as amended.


"Standardized Measure"                  The "Standardized Measure of Discounted
                                        Future Net Cash Flows Relating to Proved
                                        Oil and Gas Reserves Quantities," as
                                        described in a Statement of Financial
                                        Accounting Standard No. 69, is a
                                        value-based measure of an entity's
                                        proved reserves based on estimates of
                                        future cash flows from production of
                                        reserves assuming a 10% discount rate
                                        and constant future sale prices and
                                        costs of production.

"Seismic"                               The use of shock waves generated by
                                        controlled explosions of dynamite or
                                        other means to ascertain the nature and
                                        contour of underground geological
                                        structures.

"Service well"                          A well drilled or completed for the
                                        purpose of supporting production in an
                                        existing field. Specific purposes of
                                        service wells include gas injection,
                                        water injection, steam injection, air
                                        injection, salt-water disposal, water
                                        supply for injection, observation, or
                                        injection for in-situ combustion.

"Spud"                                  To start to drill a well.

"Stratigraphic test well"               A drilling effort, geologically
                                        directed, to obtain information
                                        pertaining to a specific geologic
                                        condition. Such wells customarily are
                                        drilled without the intention of being
                                        completed for hydrocarbon production.
                                        This classification also includes tests
                                        identified as core tests and all types
                                        of expendable holes related to
                                        hydrocarbon exploration. Stratigraphic
                                        test wells are classified as (I)
                                        "exploratory-type", if not drilled in a
                                        proved area, or (ii) "development-type", if drilled in a proved area.

"Working Interest"                      The operating interest under an oil and
                                        gas lease which gives the owner the
                                        right to drill, produce and conduct
                                        operating activities on the property and a share of production subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

"Workover"                              Remedial operations on a well with the
                                        hope of restoring or increasing
                                        production from the same zone.

"2D Seismic"                            The term applied to describe the method
                                        of acquiring seismic data that results
                                        in two-dimensional profiles of the
                                        subsurface (x,time). 2D seismic data is
                                        usually acquired individually and
                                        interpreted within a grid of 2D profiles that allows the interpreter to generate three-dimensional maps of the subsurface.

"3D Seismic"                            The term applied to describe the method
                                        of acquiring seismic data that results
                                        in a three-dimensional grid of data
                                        (x,y,time) of the subsurface. 3D seismic data is usually acquired as a complete grid and interpreted within this specialized grid that allows the interpreter to generate three-dimensional maps of the subsurface.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants.........................F-1

Consolidated Balance Sheets at December 31, 2000 and June 30, 2001.........F-2

Consolidated Statements of Operations for the year ended
   December 31, 2000 and the periods ended June 30, 2001
   and June 30, 2000.......................................................F-3

Consolidated Statement of Stockholders' Equity.............................F-4

Consolidated Statements of Cash Flows for the year ended
   December 31, 2000 and periods ended June 30, 2001.......................F-5

Notes to Consolidated Financial Statements.................................F-6

               Report of Independent Certified Public Accountants

Board of Directors
Transmeridian Exploration Incorporated

     We have audited the accompanying consolidated balance sheet of Transmeridian Exploration Incorporated and Subsidiaries (a development stage company) as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transmeridian Exploration Incorporated and Subsidiaries at December 31, 2000, and the consolidated results of their operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $810,548 during the year ended December 31, 2000, and, as of that date, the Company's current liabilities exceeded its current assets by $1,052,234. These factors, among others, including the Company's ability to raise additional funds, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Houston, Texas
April 27, 2001

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS


                                                                  June 30,      December 31,
                                                                    2001             2000
                                                                 -----------    -----------
                                    ASSETS                       (unaudited)
Cash                                                             $    57,493    $   512,115
Prepaid expenses                                                      16,699         49,560
                                                                 -----------    -----------
          Current assets                                              74,192        561,675
Office property and equipment, net of accumulated
    depreciation of $4,314 and $950                                   30,461          6,616
Oil and gas properties (successful efforts method of
    accounting for oil and gas properties)                         6,588,217      4,445,451
                                                                 -----------    -----------
          Total assets                                           $ 6,692,870    $ 5,013,742
                                                                 ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Unpaid amounts to a third party                                  $ 1,000,000    $ 1,385,842
Notes payable                                                        215,103             --
Accounts payable and accrued liabilities                             200,650        231,439
                                                                 -----------    -----------
          Total current liabilities                                1,415,753      1,617,281
SHAREHOLDERS' EQUITY
    Preferred stock $.0006 par, authorized 5,000,000 shares;
       103,000 shares issued and outstanding                              62              2
    Common stock $.0006 par; authorized 200,000,000 shares;
       59,517,000 and 57,797,000 shares issued and outstanding        35,710         34,678
    Additional paid-in capital                                     6,619,837      4,172,329
    Deficit accumulated during development stage                  (1,378,492)      (810,548)
                                                                 -----------    -----------
          Total shareholders' equity                               5,277,117      3,396,461
                                                                 -----------    -----------
          Total liabilities and shareholders' equity             $ 6,692,870    $ 5,013,742
                                                                 ===========    ===========



The accompanying notes are an integral part of these statements.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                              Cumulative
                                                                                              total from
                                                Six months ended June 30,     Year ended     inception to
                                                ------------------------      December 31,      June 30,
                                                    2001           2000          2000            2001
                                                ------------    ---------    ------------    ------------
                                                (unaudited)    (unaudited)                    (unaudited)
Oil sales                                       $     51,380    $      --    $         --    $     51,380
Cost and expenses
    Operating expenses                                68,704           --              --          68,704
    General and administrative expenses              493,075      117,568         187,140         680,215
                                                ------------    ---------    ------------    ------------
          Total operating expenses                   561,779      117,568         187,140         748,919
    Operating loss                                  (510,399)     117,568)       (187,140)       (697,539)
Other income (expense)
    Gain on sale of working interest                      --      414,146         414,146         414,146
    Start-up costs                                        --     (246,484)       (246,484)       (246,484)
    Lease financing cost and interest expense        (38,785)     (10,765)       (791,070)       (829,855)
                                                ------------    ---------    ------------    ------------
     Total other income (expense)                    (38,785)     156,897        (623,408)       (662,193)
                                                ------------    ---------    ------------    ------------
     NET (LOSS) INCOME                          $   (549,184)   $  39,329    $   (810,548)   $ (1,359,732)
                                                ============    =========    ============    ============
Preferred dividends                                   18,760           --              --          18,760
                                                ------------    ---------    ------------    ------------
     NET (LOSS) INCOME AVAILABLE TO
     COMMON SHAREHOLDERS                        $   (567,944)   $  39,329    $   (810,548)   $ (1,378,492)
                                                ============    =========    ============    ============

Basic loss per share                            $       (.01)   $      --    $       (.06)   $       (.05)
                                                ============    =========    ============    ============
Weighted average shares outstanding               59,517,000           --      14,453,691      29,239,091

The accompanying notes are an integral part of these statements.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                          Deficit
                                                                                                        accumulated
                                                                                           Additional      during
                                    Preferred     Preferred      Common        Common       paid-in      development
                                     shares         Stock        shares        stock        capital         stage          Total
                                     ------         -----        ------        -----        -------      -----------       -----
Balance at January 1, 2000                      $        --                 $        --   $        --    $        --    $        --
Issuance of founders shares                                    41,300,000   $    24,780                                 $    24,780
Issuance of stock for third
   party services                                               5,152,000   $     3,091   $   543,309                   $   546,400
Conversion of debt to common
   Stock                                                          800,000   $       480   $   199,520                   $   200,000
Conversion of debt to
   preferred stock                      3,000             2                               $   300,156                   $   300,158
Stock issued in private
   placements                                                  10,545,000   $     6,327   $ 3,626,173                   $ 3,632,500
Costs of private placements                                                                  (496,829)                  $  (496,829)
Net loss                                                                                                 $  (810,548)   $  (810,548)
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------
Balance at December 31, 2000            3,000             2    57,797,000   $    34,678   $ 4,172,329    $  (810,548)   $ 3,396,461
Stock issued in private
   placements (unaudited)                                       1,720,000   $     1,032   $ 1,052,968             --    $ 1,054,000
Preferred stock issued for
   working interest (unaudited)       100,000            60                                 1,499,940                     1,500,000
Net loss (unaudited)                                                                                     $  (549,184)   $  (549,184)
Costs of private placements
   (unaudited)                                                                            $  (105,400)                  $  (105,400)
Dividends accrued on
   convertible preferred
   stock (unaudited)                                                                                     $   (18,760)   $   (18,760)
                                  -----------   -----------   -----------   -----------   -----------    -----------    -----------
Balance at June 30, 2001
   (unaudited)                        103,000            62    59,517,000   $    35,710   $ 6,619,837    $(1,378,492)   $ 5,277,117
                                  ===========   ===========   ===========   ===========   ===========    ===========    ===========


The accompanying notes are an integral part of this statement.

             Transmeridian Exploration Incorporated and Subsidiaries
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                                                Cumulative
                                                                                                total from
                                                      Six months ended June 30, Year ended     inception to
                                                      -----------------------   December 31,      June 30,
                                                        2001          2000          2000           2001
                                                      ---------    ---------    -----------    -----------
                                                     (unaudited)  (unaudited)                  (unaudited)
Cash flows from operating activities
Net (loss) income                                     $(549,184)   $  39,329    $  (810,548)   $(1,359,732)
Adjustments to reconcile net loss
to net cash used in operating activities
Gain on sale of working interest                             --     (414,146)      (414,146)      (414,146)
Depreciation and amortization                             3,364           --            950          4,314
Stock issued for services                                    --           --        546,400        546,400
Increase in prepaid expenses                            (16,699)          --        (49,560)       (66,259)
(Decrease) increase in accounts payable and accrued
   liabilities                                          (49,549)     200,221        231,439        181,890
                                                      ---------    ---------    -----------    -----------
Net cash (used in) provided by operating activities    (612,068)    (174,596)      (495,465)    (1,107,533)
Cash flows from investing activities
Proceeds from sale of working interest                       --      614,146        614,146        614,146
Purchase of office property and equipment               (27,209)          --         (7,566)       (34,775)
Purchase of oil and gas properties                     (593,206)    (114,158)      (645,451)    (1,238,657)
                                                      ---------    ---------    -----------    -----------
Net cash (used in) provided by investing activities    (620,415)     499,988        (38,871)      (659,286)
Cash flows from financing activities
Payments on unpaid amounts to a third party            (385,842)    (500,000)    (2,500,000)    (2,885,842)
Proceeds from notes payable                             215,103      186,000        386,000        601,103
Proceeds from sale of common stock                      948,600           --      3,160,451      4,109,051
                                                      ---------    ---------    -----------    -----------

Net cash provided by (used in) financing activities     777,861     (314,000)     1,046,451      1,824,312
                                                      ---------    ---------    -----------    -----------
Change in cash and cash equivalents                    (454,622)      11,392        512,115         57,493
                                                      ---------    ---------    -----------    -----------
Cash and cash equivalents at beginning of period        512,115           --             --             --
                                                      ---------    ---------    -----------    -----------
Cash and cash equivalents at end of period            $  57,493    $  11,392    $   512,115    $    57,493
                                                      =========    =========    ===========    ===========


Supplemental disclosures of noncash information During 2000, the Company converted $200,000 of debt to 800,000 shares of common stock. During 2000, the Company converted $300,158 of debt to 3,000 shares of preferred stock During 2000, the Company acquired oil and gas properties from a third party in exchange for amounts owed totaling $3,885,842.

The accompanying notes are an integral part of these statements.

             Transmeridian Exploration Incorporated and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Transmeridian Exploration Incorporated (the Company) acquired 100% of the shares of Open Joint Stock Company Caspi Neft TME, which has as its primary asset the license and related contract for the exploration and development of an oil and gas lease known as Yuzhny (South) Alibek Field (the License). During 2000, Open Joint Stock Company Caspi Neft TME was formed solely the for purpose of the acquisition of the License. This transaction is hereafter referred to as "the Share Purchase Agreement". The Company plans to begin development of the property shortly after the completion of future private-placement or public offerings.

     Transmeridian Exploration Incorporated was incorporated in Delaware in April 2000. Previously, all activity was conducted by Transmeridian Exploration Inc. (British Virgin Islands). There was no significant activity prior to January 1, 2000.

     The Company has been in the development stage since its formation. It is primarily engaged in the exploration, development and production of oil and gas properties.

1. Principles of Consolidation

     The consolidated financial statements include the accounts of Transmeridian Exploration Incorporated and its subsidiaries, Transmeridian Exploration Inc. (British Virgin Islands), Transmeridian (Kazakhstan) Incorporated (British Virgin Islands), and Open Joint Stock Company Caspi Neft TME (Kazakhstan), all wholly-owned. In consolidation, all significant intercompany transactions have been eliminated.

2. Use of Estimates

     In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Cash and Cash Equivalents

     The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     4. Property and Equipment

          While the Company has no production history, it plans to follows the "successful efforts" method of accounting for its costs of acquisition, exploration and development of oil and gas properties. Intangible drilling and development costs related to development wells and successful exploratory wells although not yet incurred will be capitalized, whereas the costs of exploratory wells which do not find proved reserves will be expensed. All geological and geophysical costs not reimbursed will be expensed as incurred. Costs of acquiring unproved leases will be evaluated for impairment until such time as the leases are proved or abandoned. In addition, unamortized costs at a field level will be reduced to fair value if the sum of expected undiscounted future cash flows are less than net book value.

          Depreciation and amortization of producing properties is computed using the unit-of-production method based upon estimated proved recoverable reserves. Depreciation of other property and equipment is calculated using the straight-line method based upon estimated useful lives ranging from two to ten years. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss is recognized.

     5. Income Taxes

          The Company accounts for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The Company deducts intangible development costs as incurred and deducts statutory depletion when it exceeds cost depletion for federal income tax purposes.

     6. Start-up Costs

     Start-up costs, including organizational expenses are expensed as incurred.

     7. Loss Per Share

          Basic loss per common share is calculated by dividing net loss after deducting preferred stock dividends and discount on preferred stock that is accreted directly to the accumulated deficit, by the aggregate weighted average shares outstanding during the period. Diluted loss per common share considers the dilutive effect of the average number of common stock equivalents that are outstanding during the period.

          Diluted loss per share is not presented because the exercise of warrants and the effect of the conversion of the Company's Preferred Stock into shares of the Company's common stock are antidilutive.

             Transmeridian Exploration Incorporated and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                                December 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     8. Risks and Uncertainties

          The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market hydrocarbons. Currently, exports from the Republic of Kazakhstan are primarily dependent on transport routes, either via rail, barge or pipeline, through Russian territory. Pipeline capacity has significantly improved this year with the opening of the CPC Pipeline, raising current capacity of 250,000 barrels oil per day (bopd) to 800,000 bopd by year end. Domestic markets in the Republic of Kazakhstan might not permit world market prices to be obtained. Management believes, however, that over the life of the project transportation options will be improved by further increases in the capacity of the CPC and other existing pipelines and the building of new pipelines within the region and prices will remain achievable for hydrocarbons extracted to allow full recovery of the carrying value of its assets.

     9. Revenue Recognition

          Revenues from the sale of oil and gas are recorded using the sales method. As of December 31, 2000, the Company has had no production, including test production.

     10. Foreign Exchange Transactions

          The Company's functional currency is the U.S. dollar, thus the financial statements of the Company's foreign subsidiaries are measured using the U.S. dollar. Accordingly, transaction gains and losses for foreign subsidiaries are recognized in consolidated operations in the year of occurrence.

     11. Interim Financial Information

          Financial information as of June 30, 2001 and for the six months ended June 30, 2001 and June 30, 2000, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the six months ended June 30, 2001 and June 30, 2000 are not necessarily indicative of the results for the full fiscal year.

NOTE B - GOING CONCERN

          The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has settled all of the amounts due for the Share Purchase Agreement, with cash and a $1,000,000 note due December 1, 2001, secured by 25% of Caspi Neft TME stock, (the license holder). Failure to make this note payment could result in the forfeiture of ownership of 25% the License by the Company. Additionally, to fully develop the area covered by the License, the Company needs substantial additional funding. Finally, the Company must also obtain a commercial production contract with the government of Kazakhstan. The Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this contract and the government of Kazakhstan is obligated to conduct these negotiations under the Law of Petroleum. If no terms can be negotiated, the Company has a right to produce and sell oil, including export oil, under the Law of Petroleum for the term of its existing contract through the end of 2005. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE B - GOING CONCERN - Continued

          Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence.

          o The Company plans to continue to pursue additional capital, both through private placements and public offerings. As noted in Note K, the Company has subsequently raised an additional $948,600 from sales of common stock in the private placements. The Company plans to file Form SB-2, which will register the Company's existing stock for sale by the public, as well as raise additional capital. The Company plans to issue up to $16,000,000 in common stock in this offering. These funds will be used to pay off the amounts due to a third party of $1,000,000.

          o The Company is currently negotiating a new Exploration and Production Operating Contract in Kazakhstan. The contract will contain all commercial and operating aspects of exploration and production, including terms for full commercial production. This will replace the existing contract that only covers the Exploration phase of License 1557.

          o The South Alibek property has both proved undeveloped and developed non-producing oil reserves. Based on its expected production capabilities from the expenditures that will be made in future private placement or public offerings, the Company believes that it could generate adequate cash flow. Additional funding requirements may also be necessary before the Company is able to rely solely on the production from the South Alibek Field for the cash flow of the Company. The Company is considering obtaining temporary financing to begin production.

NOTE C - OIL AND GAS PROPERTIES

          The Company's oil and gas properties primarily include the value of the License and other capitalizable costs under the successful efforts method of accounting.

          The Company has entered into a binding agreement to purchase a gathering station for a total of $190,000. At December 31, 2000, $10,000 of the amount owed has been paid.

NOTE D - UNPAID AMOUNTS TO THIRD PARTIES

          The Company settled the third party final installment of the Share Purchase Agreement in the amount of $1,385,842 by the payment of $385,842 and the issuance of a $1,000,000 note due December 1, 2001 secured by 25% of the stock in Caspi Neft TME.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE E - CONVERTED NOTES PAYABLE

          The Company has incurred debt during its start-up phase, borrowing a total of $500,158 from two parties.

          The Company borrowed $300,158 from a third party, which accrued interest at 12.5%. The Company entered into a credit conversion agreement on August 23, 2000, whereby the $300,158 in notes payable would be converted to convertible or redeemable preferred stock. During December 2000, the debt was converted. The preferred stock accrues dividends at 12.5% until converted or redeemed. Accrued dividends at December 31, 2000 were not significant.

          These shares are either convertible to common stock or redeemable at the Company's option. The conversion rate is 85% of the average bid price for the five previous consecutive trading days prior to the conversion date.

          The conversion feature of the preferred stock represents a "beneficial conversion feature" as addressed in EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. Under EITF 98-5, a portion of the proceeds received from the preferred stock is allocable to the conversion feature contained herein. The value assigned to the conversion feature is determined as the difference between the market price of the Company's common stock on the commitment date, which was the date the debt was converted to preferred stock and the conversion price, based on the conversion rate discussed above, multiplied times the number of shares to be received upon conversion. The discount assigned to the conversion feature is recorded as additional paid-in capital and to accumulated deficit when the stock becomes publicly tradable. The value of this conversion feature cannot be determined until the stock becomes publicly tradable.

          As additional consideration for entering into this credit conversion agreement, the Company issued 1,200,000 shares of common stock to the third party.

         The Company incurred debt totaling $200,000 from a related party. The Company entered into an agreement with the related party that converted the debt into 800,000 shares of common stock in December 2000.

NOTE F - STOCK FOR SERVICES RENDERED

          The Company entered into several agreements to exchange common stock for services. The stock has been valued based on the fair value of the stock at the time of the agreements. The Company issued a total of 5,632,000 shares under these type of agreements. This stock was issued to unrelated third party vendors for software, engineering and geological services.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000

NOTE G - CONVEYANCE OF WORKING INTERESTS

          As consideration for work done in conjunction with the Share Purchase Agreement, the Company assigned a 10% carried working interest to a third party. In addition, the Company issued 1,000,000 shares of common stock to this party for the negotiation of an extension of the payment terms with the previous owners of the License. The value of these additional shares has been recorded as lease financing cost in the statement of operations.

          During the year ended December 31, 2000, the Company sold a 4.5% working interest share of the License to another third party.

NOTE H - INCOME TAXES

          At December 31, 2000 the components of the Company's deferred tax assets and liabilities are as follows:

          Deferred tax assets:

             Net operating loss carry forward                $  274,000
             Valuation allowance                               (274,000)
                                                             ----------

             Deferred tax assets                             $       --
                                                             ==========

          As of December 31, 2000, the Company has estimated loss carry forwards of approximately $807,000, which expire in 2020.

          The Company has not recorded any deferred tax assets or income tax benefits from the net operating losses for the year ended December 31, 2000. The Company has taken a 100% valuation allowance against any resulting deferred tax asset due to such carry forward as realization of the net operating losses are more likely than not.

NOTE I - LOSS PER SHARE

        The components of loss per share at December 31, 2000 are as follows:

             Net loss available to common shareholders       $  (810,548)
                                                             ===========
             Weighted-average common shares outstanding       14,453,691
                                                             ===========

          The initial issuance of shares of common stock did not occur until September 1, 2000, so there is no earnings per share presented for the six months ended June 30, 2000.

             Transmeridian Exploration Incorporated and Subsidiaries

                                December 31, 2000


NOTE J - PRIVATE PLACEMENTS

          On December 6, 2000, the Company issued 7,500,000 shares of common stock at a price of $.10 a share in a private placement. Subsequent to year-end, the Company sold an additional 740,000 shares (unaudited) in this private placement.

          On December 20, 2000, the Company issued 2,775,000 shares of common stock at a price of $1.00 a share in a secondary private placement. Subsequent to year-end, the Company sold an additional 980,000 shares (unaudited) in this private placement.

           In late December 2000, the Company issued 270,000 shares of common stock to "friends and family" at a price of $.40 a share.

NOTE K- REACQUISITION OF WORKING INTEREST (UNAUDITED)

           In April, 2001, the Company re-acquired the 4.5% working interest from a third party. The Company issued 100,000 shares of convertible preferred stock (convertible to 1,500,000 shares of the Company's common stock), 1,000,000 warrants for the purchase of common stock at $1.00 per share and the forgiveness of approximately $50,000 of joint interest billings as consideration for the working interest. As a result of this transaction, the Company has classified the joint interest billing as a prepaid expense at December 31, 2000.

                         TRANSMERIDIAN EXPLORATION, INC.



                                    Estimated

                           Future Reserves and Income

                             Attributable to Certain

                               Leasehold Interests



                                   (SEC Case)



                                      As of

                                December 31, 2000



March 19, 2001


Transmeridian Exploration, Inc.
11811 North Freeway
Houston, Texas 77060


Gentlemen:

     At your request, we have prepared an estimate of the reserves, future production, and income attributable to certain leasehold interests of Transmeridian Exploration, Inc. (Transmeridian) as of December 31, 2000. The subject property is located in South Alibek Field, License Number 1557, in the Republic of Kazakhstan. The income data were estimated using the Securities and Exchange Commission (SEC) requirements for future price and cost parameters.

     The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. Hydrocarbon prices in effect at December 31, 2000 were used in the preparation of this report as required by SEC rules; however, actual future prices may vary significantly from December 31, 2000 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

                                 SEC PARAMETERS
                     Estimated Net Reserves and Income Data
                         Certain Leasehold Interests of
                         Transmeridian Exploration, Inc.
                             As of December 31, 2000


                                 -------------------------------------------
                                                    Proved
                                 -------------------------------------------
                                   Developed                       Total
                                 Non-Producing   Undeveloped       Proved
                                 ------------
    Net Remaining Reserves
      Oil/Condensate - Barrels      5,675,781     11,536,991     17,212,772
      Gas - MMCF                        1,118          2,273          3,391

    Income Data
      Future Gross Revenue       $102,164,047   $207,665,825   $309,829,872
      Deductions                   13,111,983     23,496,774     36,608,757
      Future Net Income (FNI)    $ 89,052,064   $184,169,051   $273,221,115
      Discounted FNI @ 10%       $ 38,233,968   $111,222,514   $149,456,482


     Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure base of the area in which the gas reserves are located.

     The future gross revenue is after the deduction of the normal direct costs of operating the wells, recompletion costs, and development costs. The future net income is before the deduction of Kazakhstan income tax and excess profit tax. No gas pipeline is in place nor is there a contract in place for sale of gas, therefore no income is included for the gas that will be produced. Liquid hydrocarbon reserves account for all of the total future gross revenue from proved reserves.

     The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown on each estimated projection of future production and income presented in a later section of this report and in summary form below.

                                            Discounted Future Net Income
                                              As of December 31, 2000
                                         ----------------------------------
           Discount Rate                               Total
              Percent                                 Proved
          ------------------                    ------------------

                 8                                 $165,344,947
                12                                 $136,123,567
                15                                 $119,777,802
                20                                 $ 99,366,076

     The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

     The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting Bulletins. The definition of proved reserves are included under the tab "Reserve Definitions" in this report.

     Because of the direct relationship between volumes of proved undeveloped reserves and development plans, we include in the proved undeveloped category only reserves assigned to undeveloped locations that we have been assured will definitely be drilled.

     Transmeridian has additional interests in this concession that may contain substantial hydrocarbon potential not included herein. Transmeridian has stated that they have an active exploratory and development drilling program that may result in the discovery or reclassification of significant additional volumes.

     The various reserve status categories are defined under the tab "Reserve Definitions" in this report. The developed non-producing reserves included herein are comprised of the shut in and behind pipe categories.

Estimates of Reserves

     All reserves included in this report were estimated using volumetric methods.

     The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues there from and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

Future Production Rates

     Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. Future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Transmeridian.

     Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.

Hydrocarbon Prices

     Transmeridian furnished us with hydrocarbon prices in effect at December 31, 2000 and with its forecasts of future prices which take into account SEC and Financial Accounting Standards Board (FASB) rules, current market prices, contract prices, and fixed and determinable price escalations where applicable.

     In accordance with FASB Statement No. 69, December 31, 2000 market prices were determined using the daily oil price or daily gas sales price ("spot price") adjusted for oilfield or gas gathering hub and wellhead price differences (e.g. grade, transportation, gravity, sulfur and BS&W) as appropriate. Also in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2000 were not considered in this report.

     For hydrocarbon products sold under contract, the contract price including fixed and determinable escalations, exclusive of inflation adjustments, was used until expiration of the contract. Upon contract expiration, the price was adjusted to the current market price for the area and held at this adjusted price to depletion of the reserves.

     The effects of derivative instruments designated as price hedges of oil and gas quantities are generally not reflected in our individual property evaluations.

Costs

     Operating costs for the leases and wells in this report were supplied by Transmeridian and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.

     Development costs were furnished to us by Transmeridian and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. At the request of Transmeridian, their estimate of zero abandonment costs after salvage value for onshore properties was used in this report. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for Tranmeridian's estimate.

     Current costs were held constant throughout the life of the properties.

General

     Table A presents a one line summary of proved reserve and income data for each of the subject properties which are ranked according to their future net income discounted at 10 percent per year. Table B presents a one line summary of gross and net reserves and income data for each of the subject properties. Table C presents a one line summary of initial basic data for each of the subject properties. Tables 1 through 13 present our estimated projection of production and income by years beginning January 1, 2001, by lease or well.

     While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

     The estimates of reserves presented herein were based upon a detailed study of the properties in which Transmeridian owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Transmeridian has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. The ownership interests, prices, and other factual data furnished by Transmeridian were accepted without independent verification. The estimates presented in this report are based on data available through December 2000.

     Transmeridian has assured us of their intent and ability to proceed with the development activities included in this report, and that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans.

     Neither we nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.

     This report was prepared for the exclusive use and sole benefit of Transmeridian Exploration, Inc. The data, work papers, and maps used in this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

                                             Very truly yours,

                                             RYDER SCOTT COMPANY, L.P.

                                             By: /s/ Ben Brenum
                                                 -------------------------------
                                                     Ben Brenum, Vice-President

                   REGISTERED SHAREHOLDERS' PROSPECTUS INSERTS

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                     Subject to Completion, August 29, 2001

                     TRANSMERIDIAN EXPLORATION INCORPORATED

                             SHARES OF COMMON STOCK

                           --------------------------

     We have prepared this prospectus to allow certain of our unaffiliated shareholders to use a "shelf" registration process to sell up to 18,490,500 shares of our common stock which they have acquired or may acquire upon conversion of convertible preferred shares and exercise of warrants previously acquired by them in private placements. We will receive no proceeds from the sale of these shares, with the exception of the proceeds from the exercise of the warrants. The registered shareholders may sell shares pursuant to this prospectus commencing on a date which is 120 days from the date of this prospectus.

     Although we have paid the expense of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the registered shareholders with the exception of the proceeds, if any, from the exercise of warrants.

     There is no public market for our common stock nor can we give you any assurance that such a market will in fact develop following completion of our offering. Moreover, since we do not qualify for a listing on the Nasdaq Stock Market or other national exchange following the offering, if a trading market were to develop for our common stock it would most likely be on the NASD's Over the Counter Bulletin Board market.

                              --------------------

          See "Risk Factors" beginning on page for a discussion of material issues to consider before making an investment decision regarding the purchase of our common stock.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                     The date of this prospectus is , 2001.

TABLE OF CONTENTS

Prospectus Summary...........................................................5
Risk Factors.................................................................7
Cautionary Note Regarding Forward-Looking Statements .......................13
Use of Proceeds.............................................................14
Arbitrary Determination of Offering Price...................................15
Dividend Policy.............................................................15
Dilution....................................................................15
Capitalization..............................................................16
Our Business and Properties.................................................17
Management Discussion of Plan of Business in 2001...........................30
Directors and Executive Officers............................................36
Executive Compensation .....................................................38
Security Ownership of Certain Beneficial Owners and Management..............39
Market for Our stock........................................................40
Description of Capital Stock................................................40
Antitakeover Effects of Delaware Law
and Amended/Restated Cert. of Incorp & Bylaws...............................41
Limitation of Liability and Indemnification Matters.........................42
Transfer Agent and Registrar................................................42
Shares Eligible for Future Sale.............................................42
Plan of Distribution .......................................................43
Legal Matters ..............................................................44
Experts.....................................................................44
Independent Petroleum Engineers.............................................44
Where You Can Find Additional Information...................................44
Glossary of Oil and Natural Gas Terms.......................................45
Index to Financial Statements...............................................56
Financial Statements....................................................F1-F12
Report of Independent Petroleum Engineers...................................68

                               PROSPECTUS SUMMARY

     This summary highlights selected material information from the prospectus, but does not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding the purchase of our common stock.

     Unless the context otherwise requires, references to "Transmeridian", "TMEI", "we", "us", and "our", refer to Transmeridian Exploration, Inc. We have provided definitions for some oil and natural gas industry terms used in the prospectus in "Glossary of Oil and Natural Gas Terms" beginning on page 41 which you may find helpful in reading this prospectus.

Transmeridian Exploration Incorporated

     We are an independent energy company established to acquire and develop identified and underdeveloped hydrocarbon reserves in the region of the former Soviet Union known as the Confederation of Independent States ("CIS") and more particularly the Caspian Sea region, based in part on our managements experience and business relationships in the area. We target opportunities with proved and potential oil and natural gas reserves at below international finding cost rates. We currently have one project under development of its proved, probable and possible oil reserves at this time. The project (which is referred to in this prospectus at times as the "Kazakhstan Property" or the "South Alibek Field") is located in the Caspian Region of western Kazakhstan, and is situated near pipelines and railroads and oil field infrastructure. The proximity to existing infrastructure for exportation of oil and gas, which reduces associated costs as well as reduces the time needed to place wells on production, will be an important factor in our acquisition of any additional properties..

Our Corporate and Field Offices

In addition to our corporate headquarters at 11811 North Freeway, Suite 500, Houston, Texas 77060, we have a branch office in 157 Dzhumaliev str. office 7,8,9 Almaty, Kazakhstan and a branch office in Aktobe, Kazakhstan, Gaziza Zhubanova Street, 50 "A". Our Houston telephone number at our corporate headquarters is (281) 591-4777, and our website is www.tmei.com.

Our Reserves

     As at December 31, 2000 we had estimated net proved reserves of 17,212,772 barrels of oil and 3.391 MMCF ( million cubic feet) with a net present value at 10% (before taxes) of $149,456,482 and a standardized measure of $105,349,000 (after tax) as measured on December 31, 2000. Of these reserves, 5,675,781 barrels of oil and 1,118 MMCF were classified as proved developed non-producing. In April of 2001 we acquired an additional 1,012,516 barrels of net proved reserves as a result of our acquisition of a third party's interest. (See Tracer Page 27)(See Glossary NPV and Standardized Measure)

Our Growth Strategy

     Our long term strategy is to develop continuous stream of commercial production the from our Kazakhstan Property,. We then will be poised to continue the growth of our assets with the possible acquisition of similar properties in the region.

We intend to finance this initial development through a financial plan based upon, but not limited to:

     o    Funds generated from production

     o    Crude oil forward purchase contracts

     o    Joint Venture arrangements

     o    Sale of Equity

     o    Bank Loans

The Offering

    Common stock offered by
    Registered shareholders                     18,490,500 shares

    Common stock to be outstanding
    upon completion of the offering             69,502,929 shares. *

    Terms of the offering                       The registered shareholders may
                                                commence offering shares for
                                                sale in accordance with this
                                                prospectus 120 days following
                                                the effective date of the
                                                prospectus and may continue to
                                                offer for a period of 8 months
                                                thereafter.

* This assumes the completion of our direct offering of 8,809,500 shares immediately prior to the commencement of the offering by the registered shareholders, but does not include 1,500,000 shares issuable upon conversion of our Convertible Series B Preferred Shares and 1,375,500 shares issuable upon exercise of outstanding warrants.

No Trading Market for Our Common Stock

     There is no trading market for our common stock and there can be no assurance that an active trading market will develop for our common stock on the over the counter market; or, if such trading market does develop, that it will be sustained. We have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.

Use of Proceeds

     Other than the proceeds from the exercise of the warrants, none of the proceeds from the sale of the common stock offered by this prospectus will be received by us. The holders of the warrants are not obligated to exercise their warrants, and there can be no assurance that we will receive any additional proceeds. If, however, all the warrants are exercised, the gross proceeds to us would be $1,375,500. We currently intend to use the proceeds for working capital and general corporate purposes.

     Pending these uses, the net proceeds will be invested in short-term, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                             REGISTERED SHAREHOLDERS

     This prospectus relates to the offering by the registered shareholders of shares of our common stock acquired by them in a private placement or issuable to them upon conversion of shares of our Series B Preferred Stock and/or upon exercise of warrants owned by them. All of the shares of common stock offered by this prospectus are being offered by the registered shareholders for their own accounts.

     Each selling shareholder, as a condition to our filing of this registration statement has agreed that we will only be obligated to maintain the registration statement of which this prospectus is part, effective for a period of 12 months from the effective date.

     The following table sets out the individual shareholders and their respective holdings. This table sets forth information with respect to the common stock beneficially owned by the registered shareholders as of the date of this prospectus, including shares obtainable under convertible notes and warrants exercisable within 60 days of such date. To our knowledge, each of the registered shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.


                                                                     Shares                 Owned after
Name                             Address                             Owned      Offered      Offering
Jack Investment Co., Ltd.  4F-9, No. 51, Sec 2 KEELUNG             3,000,000   3,000,000         --
                           Road,Taipei 110, Taiwan

Caisse de Retraite et de   Av De La Gare 17A, Sion                 1,000,000   1,000,000         --
Prevoyance de Personnel    Switzerland

Banque Edouard Constant    Cours de Rive 11, Geneva                1,000,000   1,000,000         --
                           Switzerland CH1211

Credifinance Gestion S.A.  10 Rue Pierr-Fatio, Geneva              1,000,000   1,000,000         --
                           Switzerland CH1204

Anker Bank                 Lintheschergasse 19, Zurich,              300,000     300,000         --
                           Switzerland CH8023

Lombard Odier & Cie        11 Rue De Corraterie, Geneva              635,000     635,000         --
                           Switzerland

OBC Gestion                4 Avenue Hoche, Paris France              100,000     100,000         --

Banque SCS Alliance        11 Rue De Florissant, Geneva            1,400,000   1,400,000         --
                           Switzerland

Jens Birnbaum              Loitzer Landstrasse 50,                   600,000     600,000         --
                           Greifswald,
                           Mecklenberg-Vordommern, Germany

Dietrich                   Birkenweg 17, Bad Vilbel,                  60,000      60,000         --
Dettmering-Pletzsch        Hessen, Germany

Gabriele Dressler          Birkenweg 21, Bad Vilbel,                  15,000      15,000         --
                           Hessen, Germany

Jurgen Dressler            Birkenweg 21, Bad Vilbel,                  30,000      30,000         --
                           Hessen, Germany
Ralf Haslbeck              An Der Leimenkaut 15 B, Bad                30,000      30,000         --
                           Homberg, Hessen, Germany

Rudolf A. Henninger        Martin Luther Str 55, Bad                  30,000      30,000         --
                           Vilbel, Hessen, Germany

Carl-Martin Nagel          Akazienweg 8, Bad Vilbel,                1,100,000    600,000         --
                           Hessen, Germany

Hannelore Nagel            Akazienweg 8, Bad Vilbel,                  45,000      45,000         --
                           Hessen, Germany

Johann Roemer              Habichstrasse 10, Neu Isenberg,           500,000     500,000         --
                           Hessen, Germany

Marie-Luise Roemer         Habichstrasse 10, Neu Isenberg,           100,000     100,000         --
                           Hessen, Germany

                                       77

Reinhold Roemer            Habichstrasse 10, Neu Isenberg,           300,000     300,000         --
                           Hessen, Germany D-63263

Carl Heinrich Schmitt      Postfach 2280, Schwalmstadt,               75,000      75,000         --
                           Germany

CM Nagel GmbH              Akazienweg 8, Bad Vilbel,               1,250,000   1,750,000         --
                           Hessen, Germany

Helga Stey                 Wilhelm-Beer-Weg 13,                       15,000      15,000         --
                           Frankfurt/Main, Germany

Helmut Stey                Wilhelm-Beer-Weg 13,                       30,000      30,000         --
                           Frankfurt/Main, Germany


Randy Pawliw               Box 8 Site 16 RR#1 Priddis,             1,000,000   1,000,000         --
                           Alberta, Canada T0L 1W0

Michael R. Binnion         1580 Guinness House, 727-7th              500,000     500,000         --
                           Ave.S.W. Calgary, Alberta,
                           Canada T2P 3R7

Sonova Resources Ltd.      520 5th Ave. S.W. Suite 1900,             500,000     500,000         --
                           Calgary, Alberta, Canada T2P 3R7
Lamya Abougoush            1340 Montreal Ave. S.W. Calgary,          250,000     250,000         --

                           Alberta T2T 0Z5
William G. Magee           424 Briar hill Ave.,Toronto,              250,000     250,000         --
                           Ontario, Canada M5N 1M7

Les Kish                   Box 9 Site 23 RR#8 Calgary,               250,000     250,000         --
                           Alberta, Canada T2J 2T9

Anthony A. Webb            48 Suncrest Drive, Toronto,               150,000     150,000         --
                           Ontario, Canada M3C 2L3

Stanley R. Smith           1 Palace Pier Crt, #310,                  100,000     100,000         --
                           Toronto, Ontario, Canada M8V 3W9


     We have assumed the sale of all of the common stock offered under this prospectus will be sold. However, as the registered shareholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the registered shareholders will hold after this offering.

     The registered shareholders acquired their shares in a private placements from us or in private transactions with other shareholders. We agreed to register the shares. This prospectus is part of the registration statement intended to satisfy that obligation. We have agreed to maintain the registration statement effective for a period of 12 months from the effective date. The registration may be terminated after 6 months if there is a conflict with the underwriting of new securities. Although we have paid the expenses of the registration of such shares, we will not receive any of the proceeds from the sale of shares by the registered shareholders. However we will receive the proceeds from the exercis, if any, of the warrants.

PLAN OF DISTRIBUTION

     The registered shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions on negotiated terms and prices. These sales may be at fixed or negotiated prices. The registered shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the registered shareholders to sell a specified number of such shares at a stipulated price per share;
o    a combination of any such method of sale; and

o   any other method permitted pursuant to applicable law.

     The registered shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The registered shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of Transmeridian or derivatives of our securities and may sell or deliver shares in connection with these trades. The registered shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell pledged shares.

     Broker-dealers engaged by the registered shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the registered shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The registered shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The registered shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, excluding the fees and disbursements of counsel to the registered shareholders. We have agreed to indemnify the registered shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  Indemnification of Officers and Directors.

     The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Our Amended and Restated Certificate of Incorporation and our By-laws require us to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (OBCA). Transmeridian has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in our right.

     Our By-laws require us to indemnify our directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

     The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its shareholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

ITEM 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee                     $ 15,000
Accounting Fees and Expenses                                              35,000
Transfer Agents Fees                                                       5,000
Printing Costs                                                             5,000
Filing Related Fees                                                        5,000
Legal Fees and Expenses                                                   75,000
State offering fees                                                       10,000
TOTAL                                                                   $150,000

ITEM 26.  Recent Sales of Unregistered Securities.

     Set forth in chronological order is information regarding shares of common and preferred stock issued from April 18, 2000 to the date of this prospectus. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

Title of   Number of  Price per Consideration  Commission     Date
 Class       Shares     Share

Common     41,300,000    $0.00      $24,780     Nil  (1)     Sep-00
Common      5,952,000    $0.16     $873,427     Nil- (2)     Oct-00
Common        270,000    $0.40     $107,500     Nil  (3)     Nov-00
Common      8,240,000    $0.10     $856,000  $85,600 (4)(5)  Dec-00-March-01
Common      3,755,000    $1.00   $3,755,000     Nil  (6)     Dec-00-March-01
Preferred     100,000   $15.00   $1,500,000     Nil  (7)     1-Mar-01
Preferred       3,000  $100.00     $300,158     Nil  (8)     Dec-00
Common      3,000,000    $0.70   $2,100,000     Nil  (9)     1-Jul-01
Common        300,000    $0.70     $210,000     Nil (10)     1-Jul-01

(1) Founders Shares (10 parties either officers or directors or affiliates thereof) issued on the basis of exemption from registration by Section 4 (2) of the Securities Act. In July 2001 Mr. Lorrie Olivier and Mr. Peter Holstein, each returned 1,000.000 shares for cancellation

(2) Shares exchanged for services to Consultants and Service Providers (10 parties) issued on the basis of exemption from registration offered by Section 4
(2).

(3) Shares sold to Family and Friends (6 parties) issued on the basis of exemption from registration by Section 4 (2) of the Securities Act.

(4) 8,240,000Shares sold to a US person in accordance with Rules 504 and/or 506 of Regulation D. under the Securities Act of these 7,500,000 were sold in 2000 and 740,000 were sold in 2001.

(5) Commission paid in connection with the offshore placement and includes 10% of sales in warrants for common stock permitting the holders to acquire 3,755,000 shares at a price of $1.00 per share. 2,775,000 were sold in 2000 and 980,000 were sold in 2001.in accordance with Reg. S.

(6) Shares sold to unaffiliated non-U.S. parties in accordance with in accordance with Reg. S.

(7) Purchase of Tracers' 4.5% working interest, these shares were issued in accordance with Regulation S. and/or Section 4(2) of the Securities Act. These preferred shares are convertible into common shares at a price of $1.00 per share; in addition, Tracer was issued a warrant entitling it to purchase up to an additional 1,000,000 shares at a price of $1.00 per share.

(8) Payment of Ratcliff note, these share were issued pursuant to Reg S. and/or
Section 4 (2)

9) These shares were issued to one non US Person (not previously a shareholder) pursuant to Regulation S of the Securities Act.

(10) These shares were issued to one non US Person (not previously a shareholder) pursuant to Regulation S of the Securities Act.

ITEM 27.  Exhibits and Financial Statement Schedules.

(A)  EXHIBITS

     The following Exhibits are either attached hereto incorporated herein by reference or will be filed by amendment:

EXHIBIT  DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1(a)   Articles of Incorporation*

3.1(b)   Certificate of Amendment to the Articles of Incorporation*

3.2      Bylaws*

5.1      Opinion of Sierchio & Company, LLP.

10.1     License 1557*

10.2     Exploration Contract*

10.3     SPA (Agreement for the Purchase and Sale of Shares)*

10.4     Amendment No.1 for the SPA*

10.5     Amendment No.2 for the SPA*

10.6     Amendment No.3 for the SPA *

10.7     Tractatus LLC*

10.8     Triumph Securities Corporation*

10.9     So Cal Energy Inc., contract

10.10    Bank Loan Agreement*

10.11    Letter from the Ministry of Natural Resources.*

23.1     Consent of Sierchio & Company, LLP.*

23.2     Consent of Grant Thornton, LLP.*

23.3     Consent of Ryder Scott Company Petroleum Engineers LLP.*

24.1     Power of Attorney [Included on Signature Page}*

     *   Previously filed


(B) FINANCIAL STATEMENT SCHEDULES

     Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.

ITEM  28.  Undertakings.

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Rider re undertakings

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the following persons in the capacities and on the 19th Day of October, 2001.


Transmeridian Exploration, Inc.

By: /s/ Lorrie T. Olivier
    ------------------------------------------------------------------
    Lorrie T. Olivier, President, Chief Executive Officer and Director


by: /s/ Peter Holstein
Peter Holstein                Director


by:/s/ Jim Tucker             Vice President Finance
Jim Tucker

by:/s/ Bruce Falkenstein      Assistant Secretary
Bruce Falkenstein